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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AMAG PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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AMAG PHARMACEUTICALS, INC.
125 CambridgePark Drive
Cambridge, Massachusetts 02140

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2008

        An Annual Meeting of Stockholders of AMAG Pharmaceuticals, Inc. will be held at our principal executive offices at 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140 on Tuesday, May 6, 2008 at 10:00 a.m., local time, to consider and act upon the following matters:

1.
To elect seven members of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

2.
To approve an amendment to our Certificate of Incorporation, as amended, increasing the number of shares of our common stock authorized thereunder from 25,000,000 to 58,750,000;

3.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2008; and

4.
To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 11, 2008 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournment thereof. A list of the stockholders of record entitled to vote will be available for inspection at our principal executive offices for ten days prior to the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting.

By Order of the Board of Directors,

Joseph L. Farmer Secretary
Cambridge, Massachusetts April 8, 2008

        Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to assure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. Do not send any certificates with your proxy card. If your shares are held in a bank or brokerage account, you may be eligible to vote via the Internet or by telephone. Please refer to the enclosed form for instructions.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders'
Meeting to Be Held on May 6, 2008.

        This Proxy Statement, the Proxy Card, and the Company's 2007 Annual Report are all available free of charge at www.amagpharma.com.

AMAG PHARMACEUTICALS, INC.
125 CambridgePark Drive
Cambridge, Massachusetts 02140

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2008

THE ANNUAL MEETING

        Our Board of Directors, or Board, is soliciting your proxy to vote at our Annual Meeting to be held at our principal executive offices at 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140 on Tuesday, May 6, 2008 at 10:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. This Proxy Statement explains the agenda, voting information and procedures. Please read it carefully. This Proxy Statement and accompanying form of proxy was first mailed to our stockholders on or about April 8, 2008.

        At the Annual Meeting, the following proposals will be subject to a vote of our stockholders (i) a proposal to elect Messrs. Joseph V. Bonventre, Michael D. Loberg, Michael Narachi, Brian J.G. Pereira, Davey S. Scoon, Mark Skaletsky and Ron Zwanziger as directors; (ii) a proposal to approve an amendment to our Certificate of Incorporation, as amended, increasing the number of shares of our common stock authorized thereunder from 25,000,000 to 58,750,000; and (iii) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2008.

        In this Proxy Statement, references to "Company," "AMAG," "we," "us," or "our" mean AMAG Pharmaceuticals, Inc.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

        Only stockholders of record at the close of business on March 11, 2008, or the Record Date, are entitled to attend and vote at the Annual Meeting. On the Record Date, there were 16,984,112 shares of common stock outstanding and entitled to vote.

        If on the Record Date your shares were registered directly in your name with our transfer agent/registrar, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

        If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

HOW MANY VOTES DO I HAVE?

        Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the Record Date.

WHAT MATERIALS SHOULD I BE RECEIVING IN CONNECTION WITH THE ANNUAL MEETING?

        Our Annual Report, including audited financial statements for the three month period ended December 31, 2006 and the year ended December 31, 2007, is being mailed to you along with this Proxy Statement. This Proxy Statement and the accompanying form of proxy was first mailed to our stockholders on or about April 8, 2008.

        In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc., or Broadridge, which handles the mailing of our Annual Report and proxy materials to those who hold our shares through a broker or bank or in "street name," has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders who hold their shares in street name and who share the same address. This delivery method, called "householding," is not being used, however, if Broadridge has received contrary instructions from one or more of our stockholders who share an address. If you are eligible for householding, but you and other stockholders with whom you share an address wish to receive only one copy of our Annual Report and Proxy Statement, please contact our Investor Relations Department at (617) 498-3300 or 125 CambridgePark Drive, Cambridge, Massachusetts, 02140, attention: Investor Relations Department. We do not provide for householding directly for stockholders of record.

        If your household has received only one Annual Report and one Proxy Statement, we will promptly deliver a separate copy of the Annual Report and the Proxy Statement at no charge to any stockholder who sends a written request to our principal executive offices, currently at 125 CambridgePark Drive, Cambridge, Massachusetts, 02140, attention: Investor Relations Department, or calls our Investor Relations Department at (617) 498-3300 and requests a separate copy. You may also notify Broadridge that you would like to receive separate copies of our Annual Report and Proxy Statement in the future by writing or calling your bank or broker. Even if your household has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope.

HOW DO I VOTE?

        If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive.

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. However, if your shares are held in the name of your broker, bank or other agent, you must bring an account statement or letter from the agent indicating that you were the beneficial owner of the shares on March 11, 2008, the Record Date, for voting at the Annual Meeting. Positive identification will be required to vote your shares in person.

        Where you have specified a choice on the accompanying proxy card with respect to the proposals, your shares will be voted in accordance with your specifications. If you sign the proxy card but do not make specific choices, your shares will be voted in favor of the proposals.

        If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. At present, the Board knows of no other matters to be presented at the Annual Meeting.

WHAT IF I GET MORE THAN ONE PROXY CARD?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return all proxy cards to be sure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

        Yes. You may change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you made revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may provide timely written notice to us that you are revoking your proxy. Such notice should be send to our principal executive offices, currently at 125 CambridgePark Drive, Cambridge, MA 02140, attention: Secretary.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, in itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

        A large number of banks and brokerage firms are participating in Broadridge's online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage-paid envelope provided.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

        If your shares are held by your broker in "street name," you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer Internet or telephonic voting, as described above.

WHAT DISCRETION DOES MY BROKER HAVE TO VOTE MY SHARES HELD IN "STREET NAME"?

        Most brokers are permitted to vote your shares with respect to the election of directors, the proposed amendment to our Certificate of Incorporation, as amended, or Certificate of Incorporation, and the ratification of our appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2008, even if they do not receive instructions from you in a timely manner, so long as they hold your shares in their name and have requested your instructions. There are, however, certain matters with respect to which brokers may not have authority, discretionary or otherwise, to vote your shares unless they receive proper instructions to do so from you in a timely manner. If a broker does not receive such instructions, the broker's failure to vote is considered a broker "non-vote." The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding on the Record Date is required for approval of the proposed amendment of our Certificate of Incorporation. Given the vote required for this proposal, abstentions and broker non-votes have the effect of negative votes. However, such non-votes will be counted in determining whether there is a quorum.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

        For the election of directors.    Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

        For the amendment of our Certificate of Incorporation.    The affirmative vote of the holders of a majority of the outstanding shares of common stock on the Record Date is required to approve this proposed amendment of our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

        For the ratification of PricewaterhouseCoopers LLP.    The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on this proposal is required to ratify PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2008.

        For other matters.    The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required for approval of all other matters, if any, to be submitted to stockholders at the Annual Meeting. Broker non-votes are not considered to have been voted on any matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter. Abstentions, however, are included in the number of shares present or represented and voting on each matter. Therefore, abstentions will have the effect of a vote "against" any such matter. At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the shares of common stock outstanding on the Record Date are present at the meeting in person or represented by proxy. On the Record Date, there were 16,984,112 shares of our common stock outstanding and entitled to vote.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted toward the quorum requirement.

HOW ARE WE SOLICITING PROXIES AND TABULATING VOTES?

        We will bear all costs of solicitation of proxies. In addition, we have retained Georgeson Inc. to assist us in the mailing and distribution of our proxy materials and to solicit proxies on our behalf. We have agreed to pay approximately $12,500, plus out-of-pocket expenses, to Georgeson Inc. for such proxy solicitation services. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies through telephone and in-person conversations. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names.

        Votes will be tabulated by American Stock Transfer and Trust Company as our Transfer Agent/Registrar.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 9, 2008 to our principal executive offices, currently at 125 CambridgePark Drive, Cambridge, MA 02140, attention: Secretary. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act.

        If you wish to bring a matter before the stockholders at next year's Annual Meeting and you do not notify us by February 22, 2009, for all proxies we receive, the proxyholders will have the discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter. In order to curtail any controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested, to our principal executive offices, currently at 125 CambridgePark Drive, Cambridge, MA 02140, attention: Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock by certain individuals and entities. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options, restricted stock units, and similar rights that are exercisable currently or within 60 days of the Record Date, March 11, 2008. As of the Record Date, there were 16,984,112 shares of our common stock outstanding. The following table shows the amount of our common stock beneficially owned as of the Record Date by:

  •
  each person known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors and nominees for director;

  •
  each of our named executive officers listed in the Summary Compensation Table included in this Proxy Statement; and

  •
  all of our directors and nominees for director and our current executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	2,534,790	14.9%
Adage Capital Advisors, LLC(3) 200 Clarendon Street, 52nd Floor Boston, MA 02116	1,343,649	7.9%
William Leland Edwards(4) 470 University Avenue Palo Alto, CA 94301	1,255,137	7.4%
Gabe Hoffman(5) 399 Park Avenue, 38th Floor New York, NY 10022	1,210,631	7.1%
AXA(6) 25 avenue Matignon 75008 Paris France	951,167	5.6%
Brian J.G. Pereira, M.D.(7)	267,166	1.6%
Jerome Goldstein(8)	33,457	*
Michael D. Loberg, Ph.D.(9)	21,834	*
Mark Skaletsky(10)	16,834	*
David A. Arkowitz(11)	13,556	*
Timothy G. Healey(12)	12,770	*
Michael Narachi(13)	2,201	*
Ron Zwanziger(14)	2,201	*
Davey S. Scoon(15)	1,532	*
Jerome Lewis	1,042	*
Louis Brenner, M.D.	255	*
Joseph V. Bonventre, M.D., Ph.D.	—	*
Michael N. Avallone	—	*
All directors and executive officers as a group (13 persons)(16)	340,953	2.0%

*
Less than 1%.

(1)
Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o AMAG Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, Massachusetts 02140.

(2)
Based solely upon a Schedule 13G filed with the Securities and Exchange Commission, or the SEC, on February 13, 2008. Includes 2,251,404 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, 1,144,275 shares beneficially owned by Fidelity Aggressive Growth Fund, an investment company registered under the Investment Company Act of 1940, 67,500 shares beneficially owned by Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, 137,686 shares beneficially owned by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, and 78,200 shares beneficially owned by Fidelity International Limited, or FIL. FMR LLC has sole voting power with respect to 277,586 of the shares and sole dispositive power with respect to 2,534,790 of the shares. Members of the family of Edward C. Johnson 3rd, Chairman of FMR LLC and FIL, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B shares will be voted in accordance with the majority vote of the Series B shares. Accordingly, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC. Partnerships controlled predominately by members of the family of Edward C. Johnson 3rd, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes that may be cast by all holders of FIL voting stock. FMR LLC and FIL are of the opinion that they are not beneficial owners of the shares held by the other company.

(3)
Based solely upon a Schedule 13G filed with the SEC on February 11, 2008. Includes 1,343,649 shares beneficially owned by each of Adage Capital Partners, L.P., or ACP, Adage Capital Advisors, LLC, or ACA, Phillip Gross and Robert Atchinson. Adage Capital Partners GP, LLC, or ACPGP, is the General Partner of ACP. ACA is the managing member of ACPGP. Phillip Gross and Robert Atchinson are managing members of ACA. Each of the foregoing have shared voting power and shared dispositive power with respect to the shares.

(4)
Based solely upon a Schedule 13G filed with the SEC on February 13, 2008. Includes 1,246,237 shares beneficially owned by each of Palo Alto Investors and Palo Alto Investors, LLC. Palo Alto Investors is the manager of Palo Alto Investors, LLC, a registered investment advisor. Mr. Edwards is the President and controlling shareholder of Palo Alto Investors. Each of the foregoing have shared voting power and shared dispositive power with respect to 1,246,237 of the shares.

(5)
Based solely on a Schedule 13G filed with the SEC on March 24, 2008. Includes 246,705 shares beneficially owned by Accipiter Life Sciences Fund, LP, a Delaware limited partnership, or ALSF, of which 32,000 shares are underlying a long call equivalent position that may be put to ALSF by a third party within 60 days, 232,088 shares beneficially owned by Accipiter Life Sciences Fund (Offshore), Ltd., a Cayman Islands company, or Offshore, of which 61,200 shares are underlying a long call equivalent position that may be put to Offshore by a third party within 60 days, 174,535 shares beneficially owned by Accipiter Life Sciences Fund II, LP, a Delaware limited partnership, or ALSF II, of which 59,100 are underlying a long call equivalent position that may be put to ALSF II by a third party within 60 days, 358,900 shares beneficially owned by Accipiter Life Sciences Fund II (Offshore), Ltd., a Cayman Islands Company, or Offshore II, of which 120,800 shares are underlying a long call equivalent position that may be put to Offshore II by a third party within 60 days, 198,403 shares beneficially owned by Accipiter Life Sciences Fund II (QP), LP, a Delaware limited partnership, or QP II, of which 71,000 shares are underlying a long call equivalent position that may be put to QP II by a third party within 60 days, 590,988 shares beneficially owned by Accipiter Capital Management, LLC, a Delaware limited liability company, or Management, of which 182,000 shares are underlying a long call equivalent position that may be put to Management by a third party within 60 days, 619,643 shares beneficially owned by Candens Capital LLC, a Delaware limited liability company, or Candens, of which 162,100 shares are underlying a long call equivalent position that may be put to Candens by a third party within 60 days, and 1,210,631 shares beneficially owned by Gabe Hoffman, of which 344,100 shares are underlying a long call equivalent position that may be put to Mr. Hoffman by a third party within 60 days. Mr. Hoffman is the managing member of Candens, which in turn is the general partner of ALSF, ALSF II and QP II and Mr. Hoffman is also the managing member of Management, which in turn is the investment manager of Offshore and Offshore II. Accordingly, Mr. Hoffman, Candens and Management may be deemed, under the Exchange Act to be the beneficial owners of all shares of common stock held by ALSF, ALSF II, Offshore, Offshore II and QP II.

(6)
Based solely upon a Schedule 13G filed with the SEC on February 14, 2008. Includes 951,167 shares beneficially owned by AXA Assurances I.A.R.D. Mutuelle, 951,167 shares beneficially owned by AXA Assurances Vie Mutuelle, 951,167 shares beneficially owned by AXA Courtage Assurance Mutuelle, 951,167 shares beneficially owned by AXA, and 928,467 shares beneficially owned by AXA Financial, Inc. AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle together as a group control AXA. AXA owns AXA Financial, Inc. AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA have sole voting power over 753,397 shares and sole dispositive power over 951,167 shares. AXA Financial, Inc. has sole voting power over 730,697 shares and sole dispositive power over 928,467 shares.

(7)
Includes 32,967 shares held in Dr. Pereira's grantor retained annuity trust, of which Dr. Pereira is the sole trustee. Dr. Pereira maintains sole investment and voting power with respect to the shares held by the trust. Also includes 234,199 shares issuable to Dr. Pereira pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(8)
Includes 17,900 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, his spouse, and his adult children, each of whom share voting and investment power and each disclaims beneficial ownership of such shares.

(9)
Comprised of 21,834 shares issuable to Dr. Loberg pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(10)
Comprised of 16,834 shares issuable to Mr. Skaletsky pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(11)
Includes 13,250 shares issuable to Mr. Arkowitz pursuant to options and restricted stock units exercisable within 60 days of the Record Date.

(12)
Includes 12,500 shares issuable to Mr. Healey pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(13)
Comprised of 2,201 shares issuable to Mr. Narachi pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(14)
Comprised of 2,201 shares issuable to Mr. Zwanziger pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(15)
Comprised of 1,532 shares issuable to Mr. Scoon pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(16)
Includes 50,867 shares held in trusts and charitable foundations and 306,113 shares issuable pursuant to options and restricted stock units currently exercisable or exercisable within 60 days of the Record Date.

* * * * * * * * *

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, referred to herein as "Reporting Persons," to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2007, and written representations from our directors and executive officers who served in such capacity during the year ended December 31, 2007, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the year ended December 31, 2007, except that Timothy G. Healey, our Senior Vice President of Commercial Operations, inadvertently omitted one transaction that should have been included on a Form 4, which was included on a subsequent Form 4. Also, Dr. Pereira, our President and Chief Executive Officer, filed a Form 4 one week late in 2007 due to an administrative error.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

        Related-person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing and approving related-party transactions. To assist in identifying such transactions for fiscal year 2007, the Company distributed questionnaires to directors and officers.

        Current SEC rules define a related-person transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner or more than 5% of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any of the foregoing persons, has a 5% or greater beneficial ownership interest.

        On March 25, 2008, our Board adopted a written related-person transactions policy, which provides that related-person transactions shall be consummated or shall continue only if:

  •
  the Audit Committee approves or ratifies such transaction in accordance with our related-person transaction policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third person;

  •
  the transaction is approved by the majority of the disinterested members of the Board; or

  •
  if the transaction involves compensation, it is approved by the Compensation Committee or the Board.

        The policy defines related persons to include those defined as such under the current SEC rules described above and a related-person transaction as a transaction between the Company and any related person (including those transactions defined as related-person transactions under the current SEC rules), provided that transactions between a related person and the Company that are available to all employees generally and transactions with a related person in a given fiscal year that involve an aggregate of less than $10,000 must be reported to the Board but do not require approval under the policy.

        Under the policy, related-person transactions may be submitted to the Audit Committee or other approving body for approval or preliminarily entered into by management subject to ratification by the Audit Committee or other approving body, provided, that, if such ratification shall not be forthcoming, management must make all reasonable efforts to cancel or annul such transaction. In determining whether to approve a related-party transaction, consideration is given to whether approval thereof would affect the independent status of any current member of our Board. If approval of a transaction would cause less than a majority of our Board to be independent, such transaction will not be approved.

        Although the Company did not have a formal policy in regards to related-party transactions prior to March 25, 2008, the Audit Committee considered, among others, the following factors when deciding whether to approve a related-person transaction:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of the transaction;

  •
  the importance of the transaction to the related person;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  •
  any other matters deemed appropriate.

LIMITATION OF LIABILITY AND INDEMNIFICATION

        Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

        Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by law, indemnify all of our directors, officers, employees and agents. The Certificate of Incorporation also contains a provision eliminating the liability of our directors to the Company or our stockholders for monetary damage, to the fullest extent permitted by law. The Certificate of Incorporation also permits us to maintain insurance to protect the Company and any director, officer, employee or agent against any liability, whether or not we would have the power to indemnify such persons under the General Corporation Law of Delaware. The Certificate of Incorporation also permits us to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the Certificate of Incorporation. We have entered into indemnification agreements with all of our directors and our executive officers.

PROPOSAL 1: ELECTION OF DIRECTORS

        You are being asked to vote for seven directors at this Annual Meeting. The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are currently directors of the Company, unless you withhold authority to vote for the election of any or all of the directors by marking the proxy to that effect.

        Each director elected will hold office until the next Annual Meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by us.

        Set forth below are the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

        Joseph V. Bonventre, M.D, Ph.D., age 58, has been a director since February 2008. Dr. Bonventre has been the Director of the Renal Division of the Brigham and Women's Hospital since 2002, and has been the Robert H. Ebert Professor of Medicine at Harvard Medical School and Professor of Health Sciences and Technology at the Massachusetts Institute of Technology for the past ten years. He has also been elected to the American Society of Clinical Investigation, the Association of American Physicians and the American Institute for Medical and Biological Engineering, and is a member of the Council of the American Society of Nephrology. Dr. Bonventre became the Chair of the Kidney Group of the Harvard Stem Cell Initiative in 2004 and the co-chair of the Stem Cell, Regenerative Medicine and Tissue Engineering Center of the Brigham and Women's Hospital Research Institute in 2005 and co-chair of the Technology in Medicine initiative at the Brigham and Women's Hospital in 2007. Dr. Bonventre has also been a charter member of the Board of Directors of the National Space Biology Research Institute and the Board of Advisors of the Dean of the School of Engineering at Cornell University for the past ten and five years, respectively. He also co-founded Patientkeeper Inc., a provider of integrated physician information systems, during the 1990s and Pacific Biosciences, Inc., a private biotechnology company, in 2002, and has been a member of the Scientific Advisory Board of a number of biotechnology companies. Dr. Bonventre holds a B.S. in Engineering Physics from Cornell University and an M.D. and Ph.D. in Biophysics from Harvard University.

        Michael D. Loberg, Ph.D., age 60, has been a director since 1997. Dr. Loberg is currently serving as Interim Chief Executive Officer of Inotek Pharmaceuticals Corporation, a drug development company, and previously served as Chief Executive Officer and a member of the Board of Directors of NitroMed, Inc., a pharmaceutical company, from September 1997 to March 2006 and as President of NitroMed, Inc. from September 2003 to March 2006. From 1979 to 1997, Dr. Loberg held a number of senior management positions at Bristol-Myers Squibb, including President of Bristol-Myers Squibb's Oncology and Immunology, U.S. Primary Care, Northern Europe, Specialty Pharmaceuticals and Squibb Diagnostics divisions, as well as director and Vice President, E.R. Squibb & Sons Research and Development. Prior to his employment with Bristol-Myers Squibb, Dr. Loberg was an associate professor of medicine and pharmacy from 1976 to 1979 and an assistant professor from 1973 to 1976 at the University of Maryland. Dr. Loberg is a director of ArQule, Inc., a biotechnology company, Kereos, Inc., a developer of targeted molecular imaging agents and therapeutics, and Inotek Pharmaceuticals Corporation, a private pharmaceuticals company. He holds a B.S. in Chemistry from Trinity College and a Ph.D. in Chemistry from Washington University.

        Michael Narachi, age 48, has been a director since November 2006. Mr. Narachi has served as Chairman, Chief Executive Officer and President of Ren Pharmaceuticals, Inc., a private biotechnology company, since 2006. He has served as Chairman of the Board of Naryx Pharma, Inc., a private pharmaceutical company, since August 2004. In 2003, Mr. Narachi retired as an officer and Vice President of Amgen Inc., a leading therapeutics company, where he served as General Manager of

Amgen's Anemia Business from 1999 to 2003. Mr. Narachi joined Amgen in 1984 and held various positions throughout the organization including: Product Development Team Leader for NEUPOGEN®; Director of Clinical Operations in Thousand Oaks, CA and Cambridge, UK; Vice President of Development and Representative Director for Amgen Japan; Head of Corporate Strategic Planning; Chief Operations Officer of Amgen BioPharma; and Vice President, Licensing and Business Development. Mr. Narachi received a B.S. and M.A. degree in Molecular Genetics from the University of California at Davis. He received an M.B.A. from the Anderson Graduate School of Management at University of California, Los Angeles.

        Brian J.G. Pereira, M.D., age 49, has been a director since July 2004. Dr. Pereira has been President of the Company since November 2005 and Chief Executive Officer of the Company since November 2006. Dr. Pereira served as President and Chief Executive Officer of the New England Health Care Foundation, a physician's group at Tufts-New England Medical Center, from October 2001 to November 2005, and held various other positions at Tufts-New England Medical Center from 1993 to 2001. He is a Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. Dr. Pereira served as President of the National Kidney Foundation from 2002 to 2004, and has served on the editorial board of twelve scientific journals. He also serves as a director of the National Kidney Foundation, Biodel, Inc., a pharmaceutical company, and Satellite Health Care Inc., a non-profit dialysis provider. In addition, Dr. Pereira is Chairman of the Board of the Harvard-MIT Biomedical Enterprise Program. Dr. Pereira graduated from St. John's Medical College, Bangalore, India and received his M.B.A. from Kellogg Business School, Northwestern University.

        Davey S. Scoon, C.P.A., age 61, has been a director since December 2006. Mr. Scoon serves as Non-Executive Chairman of the Board of Directors of Tufts Health Plan, where he has been a director since 1981. He also serves as a member of the Board of Directors of Nitromed, Inc., a pharmaceutical company, and as Chairman of the Board of Allianz Mutual Funds, an asset management company. He is also an Adjunct Assistant Professor at Tufts University School of Medicine. From 2003 to 2005, Mr. Scoon was Chief Administrative and Financial Officer of Tom's of Maine, a company that manufactures natural care products. From 2001 to 2003, Mr. Scoon served as Chief Financial and Administrative Officer for Sun Life Financial U.S. and from 1999 to 2001, Mr. Scoon served as Vice President and Chief Financial Officer for Sun Life Financial U.S. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) as Executive Vice President and Chief Operating Officer. Mr. Scoon holds a B.B.A. from the University of Wisconsin and an M.B.A. from the Harvard Business School.

        Mark Skaletsky, age 59, has been a director since 2003. Mr. Skaletsky has been President, Chairman and Chief Executive Officer of Trine Pharmaceuticals, Inc. (f/k/a Essential Therapeutics, Inc.), a private biopharmaceutical company, since March 2001. From 1993 to 2000, Mr. Skaletsky was the President and Chief Executive Officer of GelTex Pharmaceuticals, Inc., which was acquired by Genzyme Corporation in 2000. Prior to that, he served as Chairman and Chief Executive Officer of Enzytech, Inc. and as President and Chief Operating Officer of Biogen, Inc. Mr. Skaletsky serves on the Board of Directors of ImmunoGen, Inc., a therapeutics company, Alkermes, Inc., a biotechnology company, and Targacept, Inc., a biopharmaceutical company. Mr. Skaletsky is a also member of the Board of Trustees of Bentley College and serves on its Board of Directors and is the former Chairman of the Biotechnology Industry Organization.

        Ron Zwanziger, age 54, has been a director since November 2006. Mr. Zwanziger has served as Chairman and Chief Executive Officer of Inverness Medical Innovations, Inc., a consumer-focused company, since 2001. From 1992 to 2001, he served in the same capacity at Inverness Medical Technology, Inc., a consumer-focused company he founded that developed proprietary technologies and manufacturing processes. From 1981 to 1991, Mr. Zwanziger was Chairman, Chief Executive Officer

and Founder of Medisense, Inc. Mr. Zwanziger received his undergraduate degree from Imperial College and an M.B.A. from the Harvard Business School.

Vote Required

        Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CHANGE IN FISCAL YEAR

        In May 2007, our Board approved a change in our fiscal year end from September 30 to December 31. Accordingly, in this Proxy Statement, we are providing certain information related to the three months ended December 31, 2006 in addition to the year ended December 31, 2007.

INDEPENDENCE OF THE BOARD

        The Board has determined that, other than Dr. Pereira, each current director is "independent" as such term is defined in the listing standards of the NASDAQ Global Market and the rules of the SEC. The Board has affirmatively determined that no independent director has any material relationship with us that would interfere with the exercise of independent judgment. In reaching that conclusion, the Board considered that two of our executive officers, Drs. Pereira, and Brenner, have adjunct appointments in the Renal Division of the Brigham and Women's Hospital, where one of our directors, Dr. Bonventre, is the Director of the Renal Division and determined that the fact that Dr. Bonventre's daughter is employed by our independent auditor, PricewaterhouseCoopers LLP, does not compromise Dr. Bonventre's independence. Jerome Goldstein, who retired as an officer and director of the Company on May 1, 2007, was not independent under such definitions while he served on the Board in 2007.

MEETINGS OF THE BOARD OF DIRECTORS

        Our Board met ten times during the year ended December 31, 2007. Each director attended at least 75% of the meetings of the Board and of the committees of the Board on which he served. It is our policy that our directors are expected to attend each Annual Meeting of stockholders. All of our directors attended our Annual Meeting for the year ended September 30, 2006.

        In addition, our independent directors meet regularly and at least annually in executive session without the presence of our non-independent director and management.

COMMITTEES OF OUR BOARD OF DIRECTORS

        Under our by-laws, our Board may designate committees composed of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. Our Board currently has the following committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The following table provides membership information for the current composition of these committees:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Joseph V. Bonventre, M.D., Ph.D.					X
Michael D. Loberg, Ph.D.	X				X
Michael Narachi			X		X
Brian J.G. Pereira, M.D.
Davey S. Scoon	X	*			X
Mark Skaletsky	X		X	*	X
Ron Zwanziger			X		X	*

*
Committee Chairperson

Audit Committee

        Our Board has a standing Audit Committee, currently composed of Messrs. Scoon (Chair) and Skaletsky and Dr. Loberg, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ Global Market and SEC rules. The Audit Committee charter is available on our website at www.amagpharma.com, under the heading "Investors." However, information found on our website is not incorporated by reference into this Proxy Statement. Our Board has determined that each of Messrs. Scoon and Skaletsky and Dr. Loberg qualifies as an "audit committee financial expert" as defined by SEC regulations. Among other duties, the Audit Committee evaluates and selects our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal control over financial reporting with management and the auditors. The Audit Committee also supervises the relationship between the Company and our outside auditors, reviews and authorizes the scope of both audit and non-audit services and related fees, evaluates the independence of our outside auditors, and reviews and approves related-party transactions. The Audit Committee is empowered to engage such independent advisors, including external consultants, as it deems necessary or appropriate to carry out its responsibilities. The Audit Committee conducted eight formal meetings during the year ended December 31, 2007.

Report of the Audit Committee

        The Audit Committee has reviewed our audited financial statements for the year ended December 31, 2007, and has discussed them with both management and PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee has reviewed and discussed with PricewaterhouseCoopers LLP, who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, its judgments as to matters related to the conduct of the audit of our financial statements and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as currently in effect. The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examinations, its evaluation of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect. The Audit Committee has discussed with PricewaterhouseCoopers LLP that firm's independence from management and the Company and considered the compatibility of the firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

        Respectfully Submitted by the Audit Committee of the Board of Directors of AMAG Pharmaceuticals, Inc.,

Davey S. Scoon, Chair Michael D. Loberg Mark Skaletsky

Compensation Committee

        In January 2006, our Board established a Compensation Committee, which is currently composed of Messrs. Skaletsky (Chair), Narachi and Zwanziger, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ Global Market and the rules of the SEC. Our Board adopted a charter for the Compensation Committee in January 2006, which was subsequently amended by the Board in November 2006, February 2007, and February 2008. The current charter of the Compensation Committee is available on our website at www.amagpharma.com, under the heading "Investors." However, information found on our website is not incorporated by reference into this Proxy Statement. Among other duties, the Compensation Committee is empowered to discharge certain of the responsibilities of the Board relating to compensation of our executive officers. These responsibilities include the authority to review, negotiate, authorize and approve the recruitment, hiring and compensation for any executive officer of the Company and any other officer of the Company with a title of Senior Vice President or higher. The Compensation Committee also has the authority to review and recommend to the full Board for approval, but not approve, the compensation of the Chief Executive Officer, President and any other officer position which was not provided for in a Board-approved budget, which must be approved by all independent members of the Board. The Compensation Committee considers recommendations from our Chief Executive Officer regarding total compensation for those executives reporting directly to him. However, the Compensation Committee or the Board, as the case may be, meets without the presence of any executive officer whose compensation it is then approving.

        The Compensation Committee is authorized to administer and make awards under our stock option, stock incentive, employee stock purchase and other equity-based plans. The Compensation Committee also has the authority to review and make recommendations to the full Board with respect to incentive and director compensation plans. The Compensation Committee may delegate to any of its members its duties regarding approval of compensation and, subject to certain limitations, its authority to grant options or make other equity awards. The Compensation Committee may also delegate to the Company's executive officers, subject to certain limitations, its authority to grant options and make other equity awards. The Compensation Committee is empowered to engage such independent advisors, including any compensation consultants, as it deems necessary or appropriate to carry out its responsibilities. The Compensation Committee conducted eight formal meetings during the year ended December 31, 2007.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2007, Messrs. Mark Skaletsky (Chair), Michael Narachi and Ron Zwanziger served as members of our Compensation Committee. None of the members of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party. During the year ended December 31, 2007, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

Compensation Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis portion of this Proxy Statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis portion of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007. This report is provided by the following independent directors, who comprise the Compensation Committee:

Mark Skaletsky, Chair Michael Narachi Ron Zwanziger

Nominating and Corporate Governance Committee

        Our Board has established a Nominating and Corporate Governance Committee, which is currently composed of Messrs. Narachi, Scoon, Skaletsky, and Zwanziger (Chair) and Drs. Bonventre and Loberg, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ Global Market and SEC rules. Our Board has adopted a charter for the Nominating and Corporate Governance Committee, and it is available on our website at www.amagpharma.com, under the heading "Investors." However, information found on our website is not incorporated by reference into this Proxy Statement. The responsibilities of our Nominating and Corporate Governance Committee include (i) the identification of individuals qualified to become members of our Board and selecting or recommending the director nominees for each Annual Meeting of stockholders or when vacancies occur, and (ii) developing and recommending a set of corporate governance guidelines applicable to the Company. The Nominating and Corporate Governance Committee did not conduct any formal meetings during the year ended December 31, 2007. The nominations for the election of directors at the Annual Meeting contained in this Proxy Statement are based upon the unanimous recommendation of the Nominating and Corporate Governance Committee to the full Board in March 2008.

        In considering candidates to serve as directors, the Nominating and Corporate Governance Committee considers all factors it deems relevant, including: intelligence; personal integrity and sound judgment; business and professional skills and experience; familiarity with our business and the industry in general; independence from management; ability to devote sufficient time to Board business; commitment to regularly attend and participate in meetings of our Board and its committees; and concern for the long-term interests of the stockholders. In seeking candidates for directors, members of our Nominating and Corporate Governance Committee may use their business, professional and personal contacts, accept the recommendations from other Board members, stockholders or management, and engage a professional search firm.

Stockholder Recommendations For Nominees As Directors

        Our Nominating and Corporate Governance Committee will consider candidates for nominees as directors who are recommended by stockholders. A stockholder wishing to make a recommendation of a nominee for the Company with respect to our 2009 Annual Meeting of stockholders should write to our principal executive offices, currently at 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140, attention: Secretary, no later than February 22, 2009. Such communication should (1) describe why the candidate meets the Board's criteria described above; (2) include the candidate's and recommender's names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated; and (3) include the proposed nominee's written consent to serve as a nominee, if nominated, and as a director, if elected. The Board may request additional information from either the stockholder making the recommendation or the person recommended. Stockholder recommendations that meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Corporate Governance Committee.

        We have not received any stockholder recommendations or nominations with respect to the Annual Meeting, except the nominations made by the Nominating and Corporate Governance Committee.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

        Our Board believes it is important for stockholders to send communications to our Board. Accordingly, any stockholder who desires to communicate with our independent directors or any other directors, individually or as a group, may do so by e-mailing the party to whom the communication is intended at contactus@amagpharma.com or by writing to the party for whom the communication is intended, to our principal executive offices, currently at 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140, attention: Secretary. Our Secretary will then deliver any communication to the appropriate party or parties.

CODE OF ETHICS

        Our Board has adopted a Code of Ethics applicable to all of our employees and directors, and it is available on our website at www.amagpharma.com, under the heading "Investors." However, information found on our website is not incorporated by reference into this Proxy Statement. On March 25, 2008, our Board voted to amend our Code of Ethics to make certain clarifying changes thereto. Any amendments to or waivers of the Code of Ethics that apply to our principal executive officer, principal financial officer or principal accounting officer and that relate to any element of the definition of the term "code of ethics," as that term is defined by the SEC, will be posted on our website at the address above.

DIRECTOR COMPENSATION

        Under our current non-employee director compensation plan, non-employee members of the Board receive cash compensation as follows:

  •
  Each non-employee director, other than the Chairman of the Board, receives an aggregate annual retainer fee of $30,000, payable in four equal quarterly installments;

  •
  The Chairman of the Board receives an aggregate annual retainer fee of $60,000, payable in four equal quarterly installments;

  •
  The members of the Compensation Committee, other than the Chairman, are paid an additional aggregate annual retainer fee of $5,000, payable in four equal quarterly installments;

  •
  The Chairman of the Compensation Committee, currently Mr. Skaletsky, receives an additional aggregate annual retainer fee of $10,000, payable in four equal quarterly installments;

  •
  The members of the Audit Committee, other than the Chairman, are paid an aggregate annual retainer fee of $5,000, payable in four equal quarterly installments; and

  •
  The Chairman of the Audit Committee, currently Mr. Scoon, receives an additional aggregate annual retainer fee of $10,000, payable in four equal quarterly installments.

        In addition, as part of this non-employee director compensation plan, an option to purchase $100,000, or in the case of the Chairman an option to purchase $200,000, in value of shares of our common stock is intended to be awarded once per year to each non-employee director under the terms of our company-wide equity incentive plan. The foregoing annual director option grants vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant, have an exercise price equal to the fair market value of a share of our common stock as of the date of grant, and have a ten-year term. The actual number of shares granted is determined using a Black-Scholes option pricing model identical to that used by us for purposes of preparing our financial statements. Prior to January 1, 2008, in lieu of the foregoing annual grant for the first year of service on the Board, each newly-elected non-employee director was granted an option to purchase $250,000 in value of shares of our common stock pursuant to our company-wide equity incentive plan as then in effect on the date such director was elected to the Board. These options vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant, have an exercise price equal to the fair market value of a share of our common stock as of the date of grant, and have a ten-year term. The actual number of shares granted was determined using a Black-Scholes option pricing model identical to that used by us for purposes of preparing our financial statements. The Board is currently re-evaluating the appropriate size of the option grant to be awarded to newly appointed non-employee directors, as well as the appropriate size of the annual grant to existing non-employee directors, and intends to revise the foregoing policy with respect thereto in 2008.

        The Board believes that the foregoing cash and equity compensation payable to the non-employee directors is consistent with our overall compensation philosophy in that it aligns the long-term interests of our directors with those of our stockholders. In addition, the Board believes that the cash and equity compensation payable to Mr. Skaletsky is justified in light of his additional responsibilities and time commitment to us in his role as Chairman of the Board.

        In accordance with our non-employee director compensation plan as then in effect, on November 27, 2007, each non-employee director, including Michael D. Loberg, Michael Narachi, Davey S. Scoon and Ron Zwanziger, was granted a stock option to purchase 3,216 shares of common stock at an exercise price equal to $53.98, with such option to vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant and have a ten-year term. In addition, on November 27, 2007, Mark Skaletsky, as Chairman of the Board, was granted an option to purchase 6,432 shares of common stock at an exercise price equal to $53.98, with such option to vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant and have a ten-year term.

        In February 2008, the Board appointed Joseph V. Bonventre, M.D., Ph.D. to serve as a member of the Board to fill the existing vacancy that was created when the Company's founder, Jerome Goldstein, retired in May 2007. In connection with his appointment as a non-employee director, in lieu of the grant that would have otherwise been made under the terms of the non-employee director policy described above, Dr. Bonventre was granted an option to purchase 9,000 shares of the Company's common stock at an exercise price equal to $47.08, the fair market value of a share of the Company's common stock on the date of grant. This option will vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant and have a ten-year term. In addition, the Company entered into an indemnification agreement with Dr. Bonventre in substantially the same form entered into with the other members of the Board.

        The exercise price of all options granted to our non-employee directors under our company-wide equity incentive plan was, and will be, the fair market value of our common stock on the close of business on the date the option was or is to be granted (subject to adjustment for any stock dividend, stock split or other relevant change in our capitalization). Directors are also eligible for additional discretionary option and other stock-based grants under the terms of our company-wide equity incentive plan.

        We also reimburse all directors for travel expenses and other out-of-pocket costs incurred in connection with their attendance at board or committee meetings, and we provide indemnification agreements and director and officer insurance for all directors.

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Mark Skaletsky(3)	65,027	24,837	89,864
Michael D. Loberg, Ph.D.(4)	35,000	2,084	37,084
Michael Narachi(5)	35,000	64,584	99,584
Ron Zwanziger(6)	35,000	64,584	99,584
Davey S. Scoon(7)	40,000	64,584	104,584
Joseph V. Bonventre, M.D, Ph.D.(8)	N/A	N/A	N/A

(1)
Directors who also are or were our employees, such as Dr. Pereira and Mr. Goldstein, received no additional compensation for their service on our Board and are not included in this table. However, Dr. Pereira received certain stock option grants, as provided in detail in the table entitled "Outstanding Equity Awards at December 31, 2007" on page 40, when he served as an independent director on our Board prior to joining us in November 2005 as an employee. The compensation expense associated with such options for the year ended December 31, 2007 was $26,340, calculated in accordance with SFAS 123R, disregarding adjustments for forfeiture assumptions.

(2)
Amounts shown do not reflect compensation actually received by the listed directors but represent expense recognized in accordance with SFAS 123R, disregarding adjustments for forfeiture assumptions. Assumptions used to calculate the expense amounts shown above are set forth in Note G to our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
Mr. Skaletsky is a member of the Audit Committee, the Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, the last of which is a non-paid position. On November 27, 2007, Mr. Skaletsky was granted an option to purchase 6,432 shares of our common stock at an exercise price of $53.98, the fair market value of a share of our common stock on the date of grant. This option vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant. The full grant date fair value of such option, as calculated under SFAS 123R for purposes of preparing our financial statements, was $200,000. As of December 31, 2007, Mr. Skaletsky had 23,266 options outstanding.

(4)
Dr. Loberg is a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee, the latter of which is a non-paid position. On November 27, 2007, Dr. Loberg was granted an option to purchase 3,216 shares of our common stock at an exercise price of $53.98, the fair market value of a share of our common stock on the date of grant. This option vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant. The full grant date fair value of such option, as calculated under SFAS 123R for purposes of preparing our financial statements, was $100,000. As of December 31, 2007, Dr. Loberg had 25,050 options outstanding.

(5)
Mr. Narachi is a member of the Compensation Committee and the Nominating and Corporate Governance Committee, the latter of which is a non-paid position. On November 27, 2007, Mr. Narachi was granted an option to purchase 3,216 shares of our common stock at an exercise price of $53.98, the fair market value of a share of our common stock on the date of grant. This option vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant. The full grant date fair value of such option, as calculated under SFAS 123R for purposes of preparing our financial statements, was $100,000. As of December 31, 2007, Mr. Narachi had 12,017 options outstanding.

(6)
Mr. Zwanziger is a member of the Compensation Committee and the Nominating and Corporate Governance Committee, the latter of which is a non-paid position. On November 27, 2007, Mr. Zwanziger was granted an option to purchase 3,216 shares of our common stock at an exercise price of $53.98, the fair market value of a share of our common stock on the date of grant. This option vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant. The full grant date fair value of such option, as calculated under SFAS 123R for purposes of preparing our financial statements, was $100,000. As of December 31, 2007, Mr. Zwanziger had 12,017 options outstanding.

(7)
Mr. Scoon is the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee, the latter of which is a non-paid position. On November 27, 2007, Mr. Scoon was granted an option to purchase 3,216 shares of our common stock at an exercise price of $53.98, the fair market value of a share of our common stock on the date of grant. This option vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant. The full grant date fair value of such option, as calculated under SFAS 123R for purposes of preparing our financial statements, was $100,000. As of December 31, 2007, Mr. Scoon had 9,344 options outstanding.

(8)
Dr. Bonventre has been a director since February 2008.

PROPOSAL 2: AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

        By a vote of our Board on March 25, 2008, our Board approved and deemed advisable to our stockholders that we amend our Certificate of Incorporation to increase the number of shares of our common stock authorized thereunder from 25,000,000 to 58,750,000 shares. Shares of our common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

        As of March 11, 2008, there were 16,984,112 shares of our common stock issued and outstanding. As of March 11, 2008, we had the authority to issue an additional 8,015,888 shares of our common stock, which was comprised of 3,402,247 shares reserved for future issuance pursuant to currently outstanding and issuable options and restricted stock units under our stockholder-approved stock incentive and purchase plans and 4,613,641 currently unissued and unreserved shares. If the amendment to our Certificate of Incorporation is approved, we will have the authority to issue 38,363,641 additional shares of common stock without further stockholder approval in addition to the 3,402,247 shares which are reserved for future issuance under our stockholder-approved stock incentive and purchase plans. We believe that the number of authorized shares of common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by our Board to be necessary or desirable. These purposes may include, without limitation: raising capital through the sale of common stock or securities convertible into common stock; acquiring other businesses in exchange for shares of our common stock; entering into collaborative research and development arrangements with other companies in which our common stock or the right to acquire our common stock are part of the consideration; facilitating broader ownership of our common stock by effecting a stock split or issuing a stock dividend; and attracting and retaining valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under our stock plans. Our Board considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

        In addition, authorized but unissued shares of common stock could be used to make a change of control of the Company more difficult or costly. Specifically, issuance of such shares could have the effect of diluting stock ownership of the persons seeking to obtain control of the Company. We are not aware, however, of any pending or threatened efforts to obtain control of the Company, and our Board has no current intention to use the additional shares of common stock to impede a takeover attempt.

        We do not have any plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of the additional shares of common stock subsequent to the date of the proposed increase in the number of authorized shares of our common stock.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of common stock on the Record Date is required to approve this proposed amendment of our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS, AND DEEMS ADVISABLE, A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company's independent auditor for the year ending December 31, 2008, and the Board has ratified such appointment. The Board has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent auditor for ratification by the stockholders at the 2008 Annual Meeting.

        PricewaterhouseCoopers LLP or its predecessor has served as our independent auditor since our inception in 1981. Representatives of PricewaterhouseCoopers LLP are expected to be at the 2008 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor is not required by our By-Laws or otherwise. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent auditor. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

Principal Accountant Fees and Services

        The following table summarizes the fees billed for professional services by PricewaterhouseCoopers LLP for the year ended September 30, 2006, the three months ended December 31, 2006 and the year ended December 31, 2007:

Fee Category(1)	Year Ended September 30, 2006	Three Months Ended December 31, 2006	Year Ended December 31, 2007
Audit Fees(2)	$419,362	$123,100	$380,000
Audit-Related Fees(3)	6,700	—	22,900
Tax Fees(4)	17,440	—	43,490
All Other Fees	—	—	1,500

Total	$443,502	$123,100	$447,890

(1)
On May 14, 2007, our Board approved a change in our fiscal year end from September 30 to December 31. In connection with our changed fiscal year, we have included in this Proxy Statement fees paid to PricewaterhouseCoopers LLP for the year ended September 30, 2006, the three months ended December 31, 2006, and the year ended December 31, 2007.

(2)
Audit fees consisted of fees for the audit of our financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, services in connection with our public stock offerings, issuance of consents, audit of internal controls (Sarbanes-Oxley) compliance efforts, and other professional services provided in connection with regulatory filings or engagements.

(3)
Audit-related fees consisted of fees for services related to accounting consultations and advice, including consultations and advice relating to the accounting for equity-based compensation under SFAS 123R and our change to a calendar year end.

(4)
Tax fees consisted of fees for tax compliance and consultations.

        All services expected to be rendered by PricewaterhouseCoopers LLP in 2008 are permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee has also approved certain non-audit services expected to be performed by PricewaterhouseCoopers LLP in 2008.

Pre-Approval Policies and Procedures

        Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's independent auditor and has approved the provision of certain specific non-audit services expected to be performed by PricewaterhouseCoopers LLP in 2008. In addition, circumstances may arise during the year necessitating the engagement of PricewaterhouseCoopers LLP or another independent registered public accounting firm for additional audit or permissible non-audit services. In those instances, under our current pre-approval policy, each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided that such member promptly informs the Audit Committee of such approval.

Vote Required

        The affirmative vote of stockholders holding a majority of the votes cast on this proposal is required to ratify PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2008.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR

EXECUTIVE OFFICERS AND COMPENSATION

        Set forth below is a description of our current executive officers and of compensation received by certain of our current and former executive officers for the year ended December 31, 2007. On May 14, 2007, our Board approved a change in our fiscal year end from September 30 to December 31. In connection with our changed fiscal year, we have also included in this Proxy Statement certain compensation information for the three months ended December 31, 2006.

Executive Officers

        Brian J.G. Pereira, M.D., age 49, has been President of our Company since November 2005 and Chief Executive Officer of our Company since November 2006. He has served as a member of our Board of Directors since July 2004. Dr. Pereira served as President and Chief Executive Officer of the New England Health Care Foundation, a physician's group at Tufts-New England Medical Center, from October 2001 to November 2005, and held various other positions at Tufts-New England Medical Center from 1993 to 2001. He is a Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. Dr. Pereira served as President of the National Kidney Foundation from 2002 to 2004, and has served on the editorial board of twelve scientific journals. He also serves as a director of the National Kidney Foundation, Biodel, Inc., a pharmaceutical company, and Satellite Health Care Inc., a non-profit dialysis provider. In addition, Dr. Pereira is Chairman of the Board of the Harvard-MIT Biomedical Enterprise Program. Dr. Pereira graduated from St. John's Medical College, Bangalore, India and received his M.B.A. from Kellogg Business School, Northwestern University.

        David A. Arkowitz, age 46, joined us as Chief Financial Officer and Chief Business Officer in April 2007. Prior to joining us, Mr. Arkowitz served as Chief Financial Officer and Treasurer at Idenix Pharmaceuticals, Inc. a biopharmaceutical company, from 2003 to 2007. Prior to his tenure at Idenix, Mr. Arkowitz was with Merck & Co., a pharmaceutical company, for over thirteen years where he served most recently as Vice President and Controller of the U.S. sales and marketing division from September 2002 to December 2003, Controller of the global research and development division from April 2000 to September 2002, and as Vice President of Finance and Business Development of the Canadian subsidiary of Merck & Co. from July 1997 to April 2000. Mr. Arkowitz currently serves on the Board of Directors and is the Chairman of the Audit Committee of Aegerion Pharmaceuticals, Inc., a pharmaceutical company. Mr. Arkowitz holds a B.A. from Brandeis University and an M.B.A. from Columbia University.

        Lee Allen, M.D., Ph.D., 56, joined us in August 2007 as Chief Medical Officer and Senior Vice President of Clinical Development. Prior to joining us, Dr. Allen served as Vice President of Clinical Research and Development of Wyeth Pharmaceuticals, a pharmaceutical company, from 2003 to 2007. Prior to his tenure at Wyeth, Dr. Allen held positions of increasing responsibility at Pfizer, a biomedical and pharmaceutical company, from 1999 to 2003 and BASF's Knoll Pharmaceutical Company from 1998 to 1999. Prior to entering the pharmaceutical industry in 1997, he was a faculty member at Duke University Medical Center and at the University of Utah's Huntsman Cancer Institute. Dr. Allen received his Ph.D. and subsequently his M.D. from the University of Medicine and Dentistry of New Jersey.

        Louis Brenner, M.D., age 38, joined us in September 2006 as Senior Vice President. Prior to joining us, Dr. Brenner worked as Senior Director of Business Development for the Renal and Transplantation Units at Genzyme Corporation, a biotechnology company, from 2004 to 2006 and held various other positions of increasing responsibility at Genzyme from 2002 to 2004. Dr. Brenner holds a B.S. in Biology from Yale University, an M.D. from Duke University, and an M.B.A. from the Harvard Business School.

        Joseph L. Farmer, 36, joined us as General Counsel and Vice President of Legal Affairs and Assistant Secretary in February 2005 and was appointed Secretary in 2007. Prior to joining us, Mr. Farmer was an attorney in the business practice group of the law firm Testa, Hurwitz and Thibeault, LLP in Boston, MA from September 1997 to February 2005. Mr. Farmer holds a B.A. in Economics from Boston University and a J.D. from Boston College Law School.

        Timothy G. Healey, age 42, joined us in December 2006 as Senior Vice President of Commercial Operations. Prior to joining us, Mr. Healey was Executive Director, CNS Marketing at Sepracor Inc., a pharmaceutical company, from October 2004 to December 2006. Mr. Healey held various other positions of increasing responsibility at Sepracor Inc. from March 2001 to October 2004. Mr. Healey holds a B.S. from Boston College and an M.B.A. from Babson College.

        Jerome Lewis, Ph.D., age 59, joined us in 1986 as a Senior Scientist. In August 1991 he became our Vice President of Scientific Operations. From 1981-1986, he was employed at Petroferm Research Inc. as a Senior Scientist and from 1979-1981, he was employed at Clinical Assays, Inc. first as a Scientist, and then as Manager of Technical Support. Dr. Lewis holds a B.S. in chemistry from Michigan Technological University and a Ph.D. in Bioorganic Chemistry from Boston University.

Compensation Discussion and Analysis

Oversight of Our Executive Compensation Program

        Historically, the independent members of our Board were responsible for establishing and administering our executive compensation programs. However, in January 2006, our Board established a Compensation Committee, which is currently comprised of Mark Skaletsky (Chair), Michael Narachi and Ron Zwanziger. The Board has determined that each of the members of the Compensation Committee is "independent" as such term is defined in the listing standards of the NASDAQ Global Market and SEC rules. In January 2006, the Board also adopted a charter for the Compensation Committee. Our current Compensation Committee charter is available on our website at www.amagpharma.com, under the heading "Investors." However, information found on our website is not incorporated by reference into this Proxy Statement.

        Among other duties, the Compensation Committee is charged with reviewing, refining and developing our overall compensation philosophy and submitting it to the Board for approval. The Compensation Committee is empowered to discharge certain of the responsibilities of the Board relating to compensation of our executive officers, including the following:

  •
  The authority to review, negotiate, authorize and approve the recruitment, hiring and compensation for any of our executive officers and any other of our officers with a title of Senior Vice President or higher;

  •
  The authority to review and recommend to the full Board for approval, but not approve, the compensation of our Chief Executive Officer, President and any other newly-created officer position which was not provided for in a Board-approved budget, each of which must be approved by all independent members of the Board;

  •
  Subject to certain limitations, the authority to administer and make awards under our existing stock option, stock incentive, employee stock purchase and other stock-based award plans;

  •
  The authority to review and make recommendations to the full Board with respect to incentive compensation plans and director compensation plans; and

  •
  The authority to engage independent advisors as it deems necessary or appropriate to carry out its responsibilities.

Objectives of Our Executive Compensation Program

        Our key executive compensation objectives are to attract and retain the highest quality executive talent, motivate executives by aligning their short- and long-term interests with those of our stockholders, and reward short- and long-term individual and company performance.

        We use the following principles to guide our decisions regarding executive compensation:

  External Competitiveness

        We strive to ensure that our executives' total compensation levels are competitive with peer companies so that we can attract and retain high performing key executive talent. Given the highly competitive landscape for top talent and our relative position to compete for that talent, we recognize that it may, in some instances, be necessary to pay above market rates to attract critical talent.

        To ensure that our executives' total compensation levels are competitive, our Compensation Committee, in consultation with senior management, periodically reviews the compensation policies and practices of other companies in our peer group, which we define to include companies with the following characteristics:

  •
  Publicly-traded;

  •
  Primary operations in the biotechnology/pharmaceuticals industries;

  •
  Similar market capitalization;

  •
  Similar risk profile; and

  •
  Similar number of employees.

        In addition to reviewing executive officers' compensation levels against that of similarly-situated executives in our peer group, the Compensation Committee also supplements peer group data with more broad based compensation survey data from companies of similar size and industry and considers recommendations from our Chief Executive Officer regarding total compensation for those executives reporting directly to him.

  Internal Parity

        To the extent practicable, base salary levels and short- and long-term incentive target levels for similarly-situated executives within the Company should be comparable to encourage teamwork, collaboration, and a cooperative working environment and avoid divisiveness.

  Pay for Performance

        Total compensation should reflect a "Pay for Performance" philosophy such that a substantial portion of executive compensation should include short- and long-term incentive awards that are tied to the achievement of the short- and long-term performance objectives of both the Company and the individual.

  Alignment with Stockholders' Interests

        Total compensation levels should include a component that reflects relative stockholder returns and our overall performance through the use of stock-based awards.

  Simplicity and Flexibility

        Our executive compensation program should be straightforward and easy to understand for both our employees and stockholders. The compensation program should also be sufficiently flexible to be able to adapt to rapid changes in the competitive environment for executives in the biotechnology and pharmaceuticals sectors.

  Avoidance of Excessive Perquisites

        Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

Elements of Our Executive Compensation Program

        Consistent with our executive compensation objectives, we have developed an executive compensation program consisting of the following elements:

  •
  Base Salary;

  •
  Short-term incentives in the form of annual cash bonus opportunities;

  •
  Long-term incentives in the form of stock-based awards (stock options and, in certain instances, restricted stock units); and

  •
  Benefits/perquisites.

        To further our guiding compensation principles, the relative mix of the foregoing components of each executive's total potential compensation should be weighted more toward short- and long-term incentive compensation. In addition, the value of variable compensation is generally weighted more heavily toward long- than short-term incentives to ensure the interests of the executives are properly aligned with those of our stockholders. In general, the proportion of total compensation at risk generally rises as an executive's level of responsibility increases to reflect the executive's ability to influence our overall performance.

        In determining the appropriate level of each element of total executive compensation, we seek to accomplish the goals set out below.

  Base salary

        Base salary levels are designed to provide fixed annual cash compensation at the median or higher of that provided by our peer group to executives of similar position, responsibility, experience, qualifications, and performance to (i) allow us to recruit and retain the best qualified executives in a very tight market for talent in the biotechnology and pharmaceuticals sectors, and (ii) provide executives with reasonable predictability regarding their basic annual standard of living. Base salaries of executives are reviewed annually by the Board and Compensation Committee as part of our annual review process and in light of the executive's individual performance and the Company's performance during the year and the then current competitive conditions. In addition, our Board and Compensation Committee believe that it is appropriate during most years to provide a modest upward cost of living adjustment to executive salaries if the executive's performance warrants such adjustment and our financial condition permits.

  Short-term incentives

        Short-term incentives in the form of an annual cash bonus opportunity are intended to provide motivation for executives to achieve both the Company's annual operating goals and the individual's annual performance goals. The target amount for the annual bonus opportunity is generally established at the outset of the fiscal year and is based on a percentage of the executive's base salary that is intended to be at or above the median percentage offered to similarly-situated executives in our peer group. In addition, the Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward outstanding individual performance in excess of measurable performance objectives.

  Long-term incentives

        Long-term incentives in the form of annual stock-based awards, typically stock options, are intended to align the interests of executives with those of our stockholders and to provide executives with a continuing ownership stake in our long-term success. The amount of an annual award is intended to be at or above the median value offered to similarly-situated executives in our peer group. Stock-based awards are generally subject to market-standard vesting to promote retention and align the executive's long-term interests with those of our stockholders. In addition, in certain instances the Board and Compensation Committee believe it is appropriate to grant to certain executive officers options with performance-based vesting provisions to align the interests of such executives with those of our stockholders. As a general rule, option grants to executive officers will be reviewed by the Compensation Committee once per year in connection with our annual performance review process.

  Benefits/Perquisites

        We seek to provide an overall benefits package that is intended to be at or above the median of that offered by our peer group to ensure that we do not lose talented candidates or employees as a result of an inferior benefits package.

Executive Performance Criteria and Compensation Decisions

        The Compensation Committee conducts an annual review of the base salary paid to each executive officer. Typically, our Chief Executive Officer meets with the Compensation Committee and makes initial compensation recommendations with respect to the senior executives who report to him. At the end of each fiscal year, our Chief Executive Officer shares with the Compensation Committee his evaluation of each executive including recent contribution and performance, strengths and weaknesses, and advancement potential. Based on this input, the Compensation Committee makes its own assessment and approves base salary for each executive officer, other than our Chief Executive Officer, for the succeeding fiscal year. With respect to our Chief Executive Officer's base salary, the Compensation Committee makes a recommendation to the Board, which makes the final determination of any change in base salary for the following fiscal year.

        Prior to November 2006, we did not have in place a short-term incentive or cash bonus plan. Beginning with the year ended December 31, 2007, at the beginning of each fiscal year, the Compensation Committee and the Board review and approve clear and measurable company performance objectives against which the Compensation Committee and the Board will evaluate the performance of our Chief Executive Officer at the end of the fiscal year. In addition, during each fiscal year, the Compensation Committee reviews and approves individual performance objectives against which the Compensation Committee will evaluate the performance of our other executives. In general, annual performance goals are intended to be challenging yet attainable. For example, our 2007 corporate goals included the timely acceptance for filing by the U.S. Food & Drug Administration, or FDA, of our New Drug Application, or NDA, for ferumoxytol as an intravenous, or IV, iron replacement therapeutic for the treatment of iron deficiency anemia in chronic kidney disease, or CKD, patients, our successful completion of a significant third-party financing, and preparation of a response to the March 2005 approvable letter received with respect to Combidex®. The Board and the Compensation Committee have established bonus target amounts as a percentage of base salary for each of our executive officers, which currently range from 35% to 50% of base salary. In addition, in the event of exceptional performance, such bonus target percentages could be increased by up to an additional 50% for any given year such that the actual bonus target range could be as high as 47.5% to 75% of base salary. The Board or Compensation Committee may establish or take into account additional subjective performance criteria in evaluating an individual executive's performance during a given fiscal year and establishing an executive's actual bonus amount for a given fiscal year.

        In the past, the amount of long-term incentive awards in the form of stock options granted to our executive officers was largely determined subjectively by our Board based primarily on the recommendations of our Chief Executive Officer and his subjective assessment of the individual's past and potential performance and contributions to the Company. Currently, the Board and the Compensation Committee believe long-term incentive awards to our executive officers should reflect our pay for performance philosophy and be based at or above the median value offered to similarly-situated executives in our peer group. Our Board believes that the proportion of total compensation at risk should rise as an executive's level of responsibility increases to reflect the executive's ability to influence overall company performance. With respect to our Chief Executive Officer, our Board believes that long-term incentive awards should be tied to specific corporate performance goals. For example, the vesting of one of the long-term incentive awards granted to Dr. Pereira in 2007 is conditioned on the approval by the FDA of our NDA for ferumoxytol as an IV iron replacement therapeutic in CKD patients.

        Determinations of base salary and target short-term incentive compensation of our executive officers for the fiscal year originally scheduled to end September 30, 2007 were made at the beginning of fiscal 2007 by the Compensation Committee and, in the case of our former Executive Chairman and our current President and Chief Executive Officer, the independent members of the Board, based on the recommendations of the Compensation Committee. In recognition of the change of our fiscal year from September 30 to December 31, all fiscal 2007 bonus amounts were determined with reference to performance during the fifteen month period from October 1, 2006 to December 31, 2007, and all bonus amounts were pro-rated for that fifteen month period. In February 2008, our Board approved the 2007 bonus awards and salary adjustments for 2008 as described in more detail below.

Our Recent Compensation Decisions

        In the past the Board reviewed the salaries of our executive officers on an annual basis and used its subjective discretion to increase their salaries. The Board historically adjusted the base cash compensation of each of the executive officers by the same percentage amount annually, typically in the range of three to four percent of base salary, as a cost-of living adjustment. The amount of the annual increases reflected the Board's subjective assessment of the salary level necessary for us to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location, and the Board's subjective judgment as to company and individual performance.

        During November 2006, Watson Wyatt Worldwide Inc, or Watson Wyatt, a compensation consulting firm, was retained to present a report to our Board, Compensation Committee and senior management analyzing our company-wide and executive compensation levels, practices and policies in relation to our peer companies and then current market practices. As part of its analysis, Watson Wyatt evaluated the compensation practices of thirteen peer companies identified in consultation with senior management and the Compensation Committee, which were determined primarily on the basis of industry and market capitalization. The thirteen peer companies considered by Watson Wyatt in November 2006 included: Acusphere, Inc.; Alnylam Pharmaceuticals, Inc.; Altus Pharmaceuticals, Inc.; AtheroGenics, Inc.; Cypress Bioscience, Inc.; Geron Corporation; Keryx Biopharmaceuticals, Inc.; Maxygen, Inc.; Momenta Pharmaceuticals, Inc.; Nastech Pharmaceutical Company Inc.; NxStage Medical, Inc.; Onyx Pharmaceuticals, Inc.; and Peregrine Pharmaceuticals, Inc. The Watson Wyatt assessment examined base salary, total cash compensation and long-term incentive opportunities offered by us to individual executive officers, as well as the executive officers as a whole, in relation to peer and market practices.

        Watson Wyatt's report included certain recommendations with respect to base salary levels, the structure and level of our short- and long-term incentive programs, and overall compensation structure and philosophy. Based in part on the recommendations contained in Watson Wyatt's report and the recommendation of the Compensation Committee, the Board (i) approved certain adjustments to the base salary levels of certain executive officers whose then current salaries were well below the median of similarly-situated executives in our peer group, (ii) established a company-wide short-term incentive plan in the form of a cash bonus to be based on targets determined as a percentage of base salary, ranging from up to 35% to 50% of base salary for our executive officers beginning with the fiscal year originally scheduled to end September 30, 2007, and (iii) established the framework for a long-term equity incentive program.

        In addition, in November 2006, for the first time in our history, the Compensation Committee recommended, and our Board approved, the payment of cash performance bonuses to all employees, including our executive officers, retroactively for the fiscal year ended September 30, 2006. Following the conclusion of the fiscal year, the Board and the Compensation Committee concluded that a bonus payment to all employees, including our executive officers, was justified given our performance in achieving our corporate goals for the fiscal year ended September 30, 2006.

        In order to align the interests of executives with our stockholders and motivate them to work for our long-term growth, we have historically awarded stock options and, beginning in fiscal 2006, restricted stock units, to our employees. Executives, other than the Chief Executive Officer, have historically been considered periodically throughout the year for stock-based grants, and it was our practice that equity compensation in the form of stock options should constitute a significantly larger portion of total compensation than cash compensation. Options were generally granted at fair market value and generally became exercisable ratably over a four year period. The actual number of stock options granted to executives was not determined pursuant to a formula, but rather was determined subjectively by the Board and the Compensation Committee in their discretion, based largely on the recommendation of our Chief Executive Officer and his evaluation of each executive's past and potential performance and contributions to the Company.

        In July 2007, the Compensation Committee considered proposals from senior management to award company-wide stock option grants to employees, including the Company's executive officers, and to adopt a new broad-based equity incentive plan for employees, consultants and members of the Board. Although the Compensation Committee believed that the timing of both the proposed company-wide option grants and the proposed equity incentive plan were appropriate, given the fact that it had been over a year since any broad-based equity grants had been made to employees and the fact that the Company's available stock option pool under its then existing Amended and Restated 2000 Stock Plan, or our 2000 Plan, was projected to be exhausted by the end of 2007, the Compensation Committee desired to obtain additional information from management and retain an independent compensation consultant to evaluate both the proposed size of the company-wide grants and the proposed number of shares underlying the new equity incentive plan before making any formal recommendations to the Board. Accordingly, during August 2007, the Compensation Committee retained Radford Surveys & Consulting, or Radford, an independent compensation consulting firm, to present a report to the Compensation Committee containing a comprehensive executive compensation assessment of the Company and a recommendation with respect to the proposed size of the Company's new equity incentive plan.

        In its report, Radford compared the overall compensation then provided by the Company to each of its executive officers to publicly-available compensation information from twenty peer companies identified in consultation with senior management and the Compensation Committee, which were determined primarily on the basis of industry, market capitalization and number of employees, and to compensation data contained in the Radford Global Life Sciences Survey for companies of similar size. The twenty peer companies considered by Radford included: Acadia Pharmaceuticals, Inc.; Adams Respiratory Therapeutics, Inc.; Alexion Pharmaceuticals, Inc.; Alnylam Pharmaceuticals, Inc.; Auxilium Pharma, Inc.; Cubist Pharmaceuticals, Inc.; Indevus Pharmaceuticals, Inc.; Isis Pharmaceuticals, Inc.; LifeCell Corp; Ligand Pharmaceuticals Incorporated; Onyx Pharmaceuticals, Inc.; Pharmion Corp;

Progenics Pharmaceuticals, Inc.; Regeneron Pharmaceuticals, Inc.; Savient Pharmaceuticals, Inc.; Theravance Inc.; United Therapeutics Corp; Viropharma, Inc.; Xenoport, Inc.; and Zymogenetics, Inc.

        Among other things, Radford's report to the Compensation Committee included recommendations with respect to (i) the proposed company-wide stock option grant, (ii) a proposed matrix for annual employee option awards and new hire grants, and (iii) the proposed size of the equity award pool under our new equity incentive plan.

        On September 25, 2007, based on the recommendation of the Compensation Committee, the Board approved the grant of options to purchase shares of our common stock to our named executive officers as follows:

Named Executive Officer	Stock Option Awards(1)
Brian J.G. Pereira, M.D.	45,000
David A. Arkowitz	9,000
Louis Brenner, M.D.	18,000
Timothy G. Healey	18,000
Jerome Lewis, Ph.D.	17,000

    (1)
    Stock option awards reflect awards of options to acquire shares of our common stock pursuant to our 2000 Plan at an exercise price of $54.97, which was the fair market value of a share of our common stock on the date of grant. These options have a ten-year term and vest in four equal annual installments beginning on the first anniversary of the date of grant.

        In addition, on October 2, 2007, the Board, based on the recommendation of the Compensation Committee, adopted our 2007 Equity Incentive Plan, or our 2007 Plan, providing for a pool of up to 2,000,000 additional shares of common stock to be available for grants of equity awards to our employees, directors and consultants and recommended that it be presented to our stockholders for approval. At a special meeting of our stockholders held on November 27, 2007, our stockholders approved our 2007 Plan.

        During the first part of 2008, the Board and the Compensation Committee evaluated our Chief Executive Officer and other executive officers' performance for the three months ended December 31, 2006 and the year ended December 31, 2007. The Board's evaluation of Dr. Pereira's performance was based entirely on the successful achievement of our 2007 corporate objectives. The Board and the Compensation Committee's evaluation of our other executive officers' performance was based on a combination of each such executive officer's achievement of specific individual goals, which were established and approved by the Compensation Committee during 2007, Dr. Pereira's evaluation of the performance and potential of each such executive officer, and the Company's achievement of its 2007 corporate goals. The Company's 2007 corporate goals included the timely acceptance for filing by the FDA of our NDA for ferumoxytol as an IV iron replacement therapeutic in CKD patients, our successful completion of a significant third-party financing, and the preparation of a response to the March 2005 approvable letter received with respect to Combidex.

        Compensation approved by the Board and the Compensation Committee and received by our highest paid executive officers for the three months ended December 31, 2006 and the year ended December 31, 2007 is disclosed in the Summary Compensation Table found on page 37. During the year ended December 31, 2007, the Board and the Compensation Committee determined to grant our named executive officers the number of stock options and restricted stock units disclosed in the Grants of Plan-Based Awards Table found on page 39.

Chief Executive Officer Compensation

Jerome Goldstein

        On November 7, 2006, Mr. Goldstein retired as Chief Executive Officer and assumed the role of Executive Chairman. At that time, the Board approved a four percent cost-of-living increase to Mr. Goldstein's annual base salary to $359,382 for fiscal 2007 based on its evaluation of Mr. Goldstein's performance during fiscal 2006. On November 7, 2006, Mr. Goldstein was also granted an option to purchase 50,000 shares of common stock at an exercise price of $41.16, the fair market value of a share of our common stock on the date of grant. Such option had a ten-year term and was to have vested in equal annual installments over a four-year period beginning on the first anniversary of the date of grant. In awarding the foregoing option, the Board considered Mr. Goldstein's performance during fiscal 2006 and made a subjective determination that this grant was appropriate in light of the fact that Mr. Goldstein had not been granted any stock-based awards since fiscal 2003. Effective February 6, 2007, the Board voted to reduce Mr. Goldstein's base salary by 25% in light his decreased responsibilities and time commitment to the Company. On May 1, 2007, Mr. Goldstein retired as an officer and director of the Company. In connection with his retirement, Mr. Goldstein entered into a separation agreement with us whereby he received $85,000 in cash plus accrued salary through May 1, 2007. In addition, effective May 1, 2007, Mr. Goldstein's November 7, 2006 option to purchase 50,000 shares was accelerated to become vested and immediately exercisable with respect to 25,000 shares, and the remainder of such option was terminated. The option agreement with respect to the November 7, 2006 grant was amended to make the vested portion of that option grant exercisable until December 31, 2007. The Board believed that the foregoing separation compensation was justified given Mr. Goldstein's contributions to the founding and success of the Company over the prior twenty-five years.

Brian J.G. Pereira, M.D.

        As of November 7, 2006, Dr. Pereira assumed the role of our President and Chief Executive Officer. On that date, the Board approved a four percent cost-of-living increase to Dr. Pereira's annual base salary to $416,000 for fiscal 2007 based on its evaluation of Dr. Pereira's performance during fiscal 2006. At that time, Dr. Pereira was also granted an option to purchase 50,000 shares of common stock at an exercise price of $41.16, the fair market value of a share of our common stock on the date of grant. Such option has a ten-year term and vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant. In awarding the foregoing option, the Board considered Dr. Pereira's exceptional performance during fiscal 2006, as well as his increased responsibilities as our chief executive, and made a subjective determination that this grant was appropriate in light of such past performance and future responsibilities. On November 7, 2006, the Board also voted to grant Dr. Pereira a $100,000 performance bonus based on his achievement of specific performance goals established by our then Chief Executive Officer in 2006, pursuant to Dr. Pereira's then existing employment agreement with us. In addition, the Board established Dr. Pereira's fiscal 2007 bonus target to be up to seventy-five percent of his annual base salary, which would be earned based on the Company's achievement of certain defined performance goals established by the Board and Compensation Committee. The Company's 2007 corporate goals included the timely acceptance for filing by the FDA of our NDA for ferumoxytol as an IV iron replacement therapeutic for CKD patients, our successful completion of a significant third-party financing, and preparation of a response to the March 2005 approvable letter received with respect to Combidex. At the time of grant, the Board believed these performance goals were challenging but attainable. At the time of his appointment as Chief Executive Officer, there were no other changes to Dr. Pereira's then existing employment agreement or his other compensation arrangements with us.

        On February 6, 2007, our Board approved, based on the recommendation of the Compensation Committee, the following:

  •
  A one-time $100,000 bonus opportunity for Dr. Pereira, which, as described below, was achieved, if our NDA for ferumoxytol was accepted for filing by the FDA in a timely manner. This bonus opportunity was in addition to the previously determined annual bonus opportunity of up to 75% of Dr. Pereira's base salary if the Company achieved the 2007 performance goals described above. At the time of grant the Board believed the performance goal associated with this one-time performance bonus was challenging but attainable.

  •
  The grant to Dr. Pereira of an option to purchase 100,000 shares of our common stock pursuant to our 2000 Plan at an exercise price of $62.78, which was the fair market value of a share of our common stock on the date of grant. The foregoing option will vest if, and only if, our NDA for ferumoxytol is approved by the FDA on or prior to December 31, 2008. At the time of grant the Board believed the performance goal associated with this one-time performance option grant was challenging but attainable.

  •
  The elimination of Dr. Pereira's monthly automobile allowance and the increase of his annual base salary from $416,000 to $431,000.

        On September 25, 2007, our Board approved, based on the recommendation of the Compensation Committee, a grant to Dr. Pereira of stock options to purchase 45,000 shares of common stock pursuant to our 2000 Plan at an exercise price of $54.97, which was the fair market value of a share of our common stock on the date of grant. Such grant has a ten-year term and vests in four equal annual installments beginning on the first anniversary of the date of grant. In awarding the foregoing grant, the Board considered Dr. Pereira's exceptional performance during 2006 and up to that point in 2007.

        On February 26, 2008, the Board approved, based on the recommendation of the Compensation Committee, the following:

  •
  A grant to Dr. Pereira of an option to purchase 100,000 shares of our common stock pursuant to our 2007 Plan at an exercise price of $47.08, which was the fair market value of a share of our common stock on the date of grant. The foregoing option will begin to vest only upon the achievement of a performance target with respect to the Company's commercial sale of ferumoxytol by the end of the first quarter of 2009. One-third of the foregoing option will vest upon each of the three anniversaries of the date the foregoing performance target is achieved. If the performance target is not achieved, then the foregoing option will not vest. At the time of grant the Board believed the performance target associated with the foregoing option grant was challenging but attainable.

  •
  An increase in Dr. Pereira's salary from $431,000 to $505,600, effective March 1, 2008, and the elimination of the Company's obligation to pay for a life insurance policy for the benefit of Dr. Pereira's designated beneficiaries.

  •
  Pursuant to Dr. Pereira's annual bonus opportunity discussed above, based upon its evaluation of the Company's achievement of its 2007 performance goals, the Board awarded Dr. Pereira a total cash bonus of $296,313 with respect to both the three months ended December 31, 2006 and the year ended December 31, 2007. This bonus amount was paid in March 2008.

  •
  An additional one-time $100,000 cash performance bonus based upon the Board's determination that the Company had substantially achieved the specific 2007 performance goal of obtaining the FDA's acceptance to file our ferumoxytol NDA in a timely manner. This bonus amount was paid in March 2008.

        The Board and the Compensation Committee believed that the foregoing salary adjustment, bonus payments, and option award were justified in light of our pay for performance compensation philosophy.

Other Named Executive Officers' Compensation

        Our continuing named executive officers, other than Dr. Pereira, include David A. Arkowitz, Louis Brenner, M.D., Timothy G. Healey and Jerome Lewis, Ph.D., each of whom entered into employment agreements with us in connection with their joining the Company, or, in the case of Dr. Lewis, during the course of his employment. The terms of each of these original employment agreements were negotiated by the executive officer with the Company at arms-length. On July 31, 2007, the employment agreements for each of these named executive officers, as well as the employment agreement for Dr. Pereira, was amended and restated to amend the severance and change of control provisions contained therein. The amended and restated employment agreements did not otherwise change the compensation arrangements between the Company and the named executive officers. The terms of these employment agreements are further described in the section of this Proxy Statement entitled "Change of Control and Severance Compensation" below. The employment agreements as well as the base salary, cash bonus potential and equity incentives for each of these named executive officers were approved by our Board based upon the recommendations made by the Compensation Committee and, except in the case of Dr. Pereira, our Chief Executive Officer.

        In establishing the salary, cash bonus potential and equity incentives for these named executive officers, the Board and the Compensation Committee intended to set such officer's overall compensation level, as well as each component of compensation, at approximately the median compensation paid to similarly-situated executives in our peer group, consistent with the Company's compensation philosophy. In making their compensation decisions, the Board and the Compensation Committee also consider the relevant experience of the respective executive officer, the individual's past performance as compared to both his individual and corporate goals, and his potential. The Board and the Compensation Committee also believe that the overall compensation package for executive officers should be more heavily weighted toward short- and long-term incentive compensation than fixed compensation. For our named executive officers, with the exception of Dr. Pereira, 2007 bonus awards were based in part on the Company's achievement of its 2007 corporate goals and in part on such named executive officers' individual performance throughout 2007 as compared to his individual goals.

        Based on the foregoing and the recommendation of the Compensation Committee, in February 2008, our Board approved the following:

Named Executive Officer	2006 - 2007 Performance Bonus Amount(1)	Stock Option Award(2)	2008 Salary Rate
David A. Arkowitz	$106,560	30,000	$330,000
Louis Brenner, M.D.	$133,750	20,000	$270,000
Timothy G. Healey	$122,494	22,000	$280,000
Jerome Lewis, Ph.D.	$118,125	20,000	$240,000

(1)
Due to our fiscal year change from September 30 to December 31, these performance bonus amounts reflect a performance period of October 1, 2006 through December 31, 2007 or from the date of hire through December 31, 2007 in the case of Mr. Arkowitz and Mr. Healey.

(2)
Stock option awards reflect awards of options to purchase shares of our common stock pursuant to our 2007 Plan at an exercise price of $47.08, which was the fair market value of a share of our common stock on the date of grant, which was February 26, 2008. These options have a ten-year term and vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant.

        The Board and the Compensation Committee believed that the foregoing salary adjustments, bonus payments, and option awards were justified in light of our pay for performance compensation philosophy.

Regulatory Requirements

Tax Deductibility of Executive Compensation

        Section 162(m) of the Code prohibits us from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. While the Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting the Board's or the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Board and the Compensation Committee have from time to time approved, and the Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of stock options, that may not be fully deductible for federal corporate income tax purposes.

Other Regulations Affecting Executive Compensation

        We generally intend to structure post-termination compensation to our executive officers to minimize the effect of additional taxes imposed by Section 409A of the Internal Revenue Code.

2007 Summary Compensation Table

        The following table sets forth the annual and long-term compensation of each of our named executive officers for the three months ended December 31, 2006 and the year ended December 31, 2007:

Name and Principal Position	Period	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jerome Goldstein(6) Former Chief Executive Officer	10/01/06-12/31/06 1/1/07-12/31/07	86,500 112,466	— —	56,898 585,599	— —	6,003 85,000	149,401 783,065
Brian J.G. Pereira, M.D.(7) President and Chief Executive Officer	10/01/06-12/31/06 1/1/07-12/31/07	100,000 428,608	24,975 99,900	238,684 3,493,159	59,263 337,050	10,926 14,461	433,848 4,373,178
Michael N. Avallone(8) Former Chief Financial Officer and Vice President of Finance	10/01/06-12/31/06 1/1/07-12/31/07	33,250 40,808	— —	15,561 62,166	— —	— 8,834	48,811 111,808
David A. Arkowitz(9) Chief Financial Officer and Chief Business Officer	10/01/06-12/31/06 1/1/07-12/31/07	N/A 210,000	N/A 36,014	N/A 567,742	N/A 106,560	N/A 6,620	N/A 926,936
Louis Brenner, M.D.(10) Senior Vice President	10/01/06-12/31/06 1/1/07-12/31/07	62,500 250,000	— —	73,878 330,612	26,750 107,000	— 7,020	163,128 694,632
Timothy G. Healey(11) Senior Vice President of Commercial Operations	12/1/06-12/31/06 1/1/07-12/31/07	21,404 265,000	3,734 44,325	42,953 545,000	9,423 113,071	25,000 7,050	102,514 974,446
Jerome Lewis, Ph.D.(12) Vice President of Scientific Operations	10/01/06-12/31/06 1/1/07-12/31/07	56,250 225,000	4,995 19,980	22,804 208,744	23,625 94,500	— 35,214	107,674 583,438

(1)
Salary increases occur once each year and are not retroactive to the beginning of that year. For this reason, the amount actually paid to the named executive officer may be lower than such officer's base salary rate for the year. In May 2007, our Board approved a change in our fiscal year end from September 30 to December 31. In recognition of the change of our fiscal year from September 30 to December 31, all fiscal 2007 bonus amounts were determined with reference to performance during the fifteen month period from October 1, 2006 to December 31, 2007, and all bonus amounts were pro-rated for that fifteen month period.

(2)
Stock awards consist of restricted stock units. The amounts shown do not reflect compensation actually received by the named executive officers but represent expense recognized in accordance with Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," or SFAS 123R. Assumptions used to calculate the expense amounts shown above are set forth in Note G to our Annual Report on Form 10-K for the period ended December 31, 2007.

(3)
Amounts shown do not reflect compensation actually received by the named executive officers but represent expense recognized in accordance with SFAS 123R, disregarding adjustments for forfeiture assumptions. All assumptions used to calculate the expense amounts shown above are set forth in Note G to our Annual Report on Form 10-K for the period ended December 31, 2007.

(4)
Amounts shown represent cash bonus awards paid in March 2008 under our short-term incentive plan pro-rated for performance during the three months ended December 31, 2006 and the year ended December 31, 2007.

(5)
All other compensation includes company 401(k) matching contributions for the applicable named executive officers. For Mr. Goldstein, all other compensation in 2007 consisted solely of $85,000 received by him under a separation agreement with us in connection with his retirement in May 2007. For Dr. Pereira, all other compensation includes a portion of the annual premium paid by us for a ten-year term life insurance policy in the face amount of $2 million for the benefit of persons designated by Dr. Pereira. Dr. Pereira's other compensation also includes a $1,200 monthly automobile allowance previously paid by us in cash per the terms of Dr. Pereira's November 2005 Employment Agreement. For Mr. Healey, all other compensation consists of a $25,000 sign-on bonus negotiated between us and Mr. Healey prior to his joining us as Senior Vice President of Commercial Operations. For Dr. Lewis, all other compensation includes payments of approximately $24,500 for unused vacation time pursuant to our then existing policy regarding unused vacation time.

(6)
Mr. Goldstein, the founder of the Company, retired as Chief Executive Officer and became Executive Chairman of the Board on November 7, 2006. On May 1, 2007, Mr. Goldstein retired as an officer and director of the Company.

(7)
Pursuant to Dr. Pereira's annual bonus opportunity, the Board awarded Dr. Pereira a cash bonus of $296,313 under our short-term incentive plan for the three months ended December 31, 2006 and the year ended December 31, 2007. In addition, Dr. Pereira was awarded a one-time $100,000 cash performance bonus based upon the Board's determination that the Company had substantially achieved the specific 2007 performance goal of obtaining the FDA's acceptance of our ferumoxytol NDA filing in a timely manner. These bonus amounts were paid in March 2008.

(8)
Mr. Avallone resigned as Chief Financial Officer and Vice President of Finance effective March 21, 2007.

(9)
Mr. Arkowitz joined us in April 2007 as our Chief Financial Officer and Chief Business Officer. In March 2008, he received $106,560 under our short-term incentive plan for the year ended December 31, 2007.

(10)
In March 2008, Dr. Brenner received $133,750 under our short-term incentive plan for the three months ended December 31, 2006 and the year ended December 31, 2007.

(11)
Mr. Healey joined us in December 2006 as our Senior Vice President of Commercial Operations. In March 2008, he received $122,494 under our short-term incentive plan for the three months ended December 31, 2006 and the year ended December 31, 2007.

(12)
Dr. Lewis became an executive officer of the Company in July 2007 and has been an employee of the Company since 1986. In March 2008, he received $118,125 under our short-term incentive plan for the three months ended December 31, 2006 and the year ended December 31, 2007.

Grants of Plan-Based Awards for the Year Ended December 31, 2007

        The following table sets forth grants of plan-based awards to each of our named executive officers for the year ended December 31, 2007:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
												Grant Date Fair Value of Stock and Option Awards ($)(4)
											Exercise or Base Price of Option Awards ($)(3)
Name	Grant/ Approval Date	Grant Type	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)(2)
Jerome Goldstein	—	—	—	—	—	—	—	—	—	—	—	—
Brian J.G. Pereira, M.D.	7/31/2007	Incentive Plan	—	215,500	323,250	—	—	—	—	—	—	—
	2/6/2007	Performance-based Cash Bonus	—	100,000	100,000	—	—	—	—	—	—	—
	2/6/2007	Performance Based Stock Option	—	—	—	—	100,000	100,000	—	—	62.78	4,144,000
	9/25/2007	Stock Option	—	—	—	—	45,000	45,000	—	—	54.97	1,300,104
Michael N. Avallone	—	—	—	—	—	—	—	—	—	—	—	—
David A. Arkowitz	7/31/2007	Incentive Plan	—	90,000	135,000	—	—	—	—	—	—	—
	4/5/2007	Performance Based Stock Option	—	—	—	—	10,000	10,000	—	—	65.22	404,140
	4/5/2007	Stock Option	—	—	—	—	50,000	50,000	—	—	65.22	1,743,473
	4/5/2007	Restricted Stock Unit	—	—	—	—	3,000	3,000	—	—	—	195,660
	9/25/2007	Stock Option	—	—	—	—	9,000	9,000	—	—	54.97	260,021
Louis Brenner, M.D.	7/31/2007	Incentive Plan	—	100,000	150,000	—	—	—	—	—	—	—
	9/25/2007	Stock Option	—	—	—	—	18,000	18,000	—	—	54.97	520,042
Timothy G. Healey	7/31/2007	Incentive Plan	—	106,000	159,000	—	—	—	—	—	—	—
	9/25/2007	Stock Option	—	—	—	—	18,000	18,000	—	—	54.97	520,042
Jerome Lewis, Ph.D.	7/31/2007	Incentive Plan	—	78,750	118,125	—	—	—	—	—	—	—
	9/25/2007	Stock Option	—	—	—	—	17,000	17,000	—	—	54.97	491,150

(1)
The amounts reported in these columns include the targeted and maximum cash incentive compensation award potential for each named executive officer, as discussed in more detail in the Compensation Discussion and Analysis section beginning on page 26. Actual cash bonus amounts paid in March 2008 for the three months ended December 31, 2006 and the year ended December 31, 2007 are set forth in the Summary Compensation Table above under the column entitled "Non-Equity Incentive Plan Compensation."

(2)
Amounts shown are the number of shares underlying options and restricted stock units granted to the named executive officers during the year ended December 31, 2007. Other than performance-based options, whose vesting is contingent upon the achievement of certain performance targets, the options and restricted stock units vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date. Other than performance-based options, all options will expire ten years from the date of grant.

(3)
The exercise price of each option award is based on the fair market value of a share of our common stock on the date of grant.

(4)
Amounts shown represent the aggregate fair value of stock awards and stock options as of the date of grant calculated in accordance with SFAS 123R. Assumptions used to calculate the grant date fair value amounts for stock option awards are set forth in Note G to our Annual Report on Form 10-K for the period ended December 31, 2007. However, the fair value shown above may not be indicative of the value realized on the date the options are exercised due to variability in the share price of our common stock.

Outstanding Equity Awards at December 31, 2007

        The following table sets forth outstanding equity awards made to each of our named executive officers as of December 31, 2007:

		Option Awards(1)								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Jerome Goldstein	—	—		—		—		—	—	—		—
Brian J.G. Pereira, M.D.	7/26/2004	12,000	(3)	3,000	(3)	—		13.45	7/26/2014	—		—
	11/2/2004	8,000	(3)	—		—		13.55	11/2/2014	—		—
	7/12/2005	60,000	(4)	—		—		10.80	7/12/2015	—		—
	11/1/2005	8,000	(3)	—		—		8.98	11/1/2015	—		—
	11/16/2005	67,033	(5)	50,000	(5)	—		9.10	11/16/2015	—		—
	2/7/2006	66,666	(6)	33,334	(6)	—		19.98	2/7/2016	15,000	(6)	901,950	(6)
	11/7/2006	12,500	(7)	37,500	(7)	—		41.16	11/7/2016	—		—
	2/6/2007	—		—		100,000	(8)	62.78	2/6/2017	—		—
	9/25/2007	—		45,000	(9)	—		54.97	9/25/2017	—		—
David A. Arkowitz	4/5/2007	—		50,000	(10)	10,000	(10)	65.22	4/5/2017	3,000	(10)	180,390	(10)
	9/25/2007	—		9,000	(9)	—		54.97	9/25/2017
Michael N. Avallone	—	—		—		—		—	—	—		—
Timothy G. Healey	12/1/2006	12,500	(11)	37,500	(11)	—		59.10	12/1/2016	2,250	(11)	135,293	(11)
	9/25/2007	—		18,000	(9)	—		54.97	9/25/2017	—		—
Louis Brenner, M.D.	9/7/2006	—		36,000	(12)	—		35.29	9/7/2016	—		—
	9/25/2007	—		18,000	(9)	—		54.97	9/25/2017	—		—
Jerome Lewis, Ph.D(13)	8/12/2003	625		—		—		8.42	8/12/2013	—		—
	2/3/2004	—		750		—		10.87	2/3/2014	—		—
	8/3/2004	750		750		—		14.24	8/3/2014	—		—
	2/1/2005	—		2,000		—		16.80	2/1/2015	—		—
	11/15/2005	1,000		2,000		—		9.11	11/15/2015	—		—
	2/7/2006	8,000		4,000		—		19.98	2/7/2016	3,000		180,390
	9/25/2007	—		17,000	(9)	—		54.97	9/25/2017	—		—

(1)
The exercise price for all stock option grants is the fair market value of a share of our common stock on the date of grant. All option awards have a ten-year term and were granted under our 2000 Plan. Unless otherwise specified, all options and restricted stock units vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date.

(2)
The value of an unvested unit of stock is calculated by using the closing price of our common stock of $60.13 as reported on the NASDAQ Global Market on December 31, 2007, the last trading day of the year ended December 31, 2007.

(3)
The stock options granted to Dr. Pereira on July 26, 2004, November 2, 2004 and November 1, 2005 were granted in his capacity as an independent member of our Board prior to his joining us as an officer. The July 26, 2004 grant vested immediately with respect to 3,000 of the 15,000 options, and the remaining 12,000 vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date. The November 2, 2004 and November 1, 2005 grants both vested in full immediately on the date of grant.

(4)
In July 2005, Dr. Pereira was granted an option to purchase 60,000 shares of our common stock in connection with a consulting agreement entered into between us and Dr. Pereira prior to Dr. Pereira's employment with us. The option was exercisable with respect to 5,000 shares immediately, and 5,000 additional shares vested at the beginning of each calendar month thereafter.

(5)
Under the terms of Dr. Pereira's November 2005 employment agreement, Dr. Pereira was granted an option to purchase 250,000 shares of our common stock. The option was immediately exercisable with respect to 100,000 shares on the date of grant, and vests with respect to an additional 50,000 shares on each of the first, second and third anniversaries of the grant date.

(6)
On February 7, 2006, Dr. Pereira was granted an option to purchase 100,000 shares of our common stock. This option vests in equal annual installments over three years. Dr. Pereira was also granted 20,000 restricted stock units, whereby Dr. Pereira was granted the right to receive up to 20,000 shares of our common stock.

(7)
On November 7, 2006, Dr. Pereira assumed the role of President and Chief Executive Officer of the Company and was granted an option to purchase 50,000 shares of our common stock.

(8)
On February 6, 2007, Dr. Pereira was granted an option to purchase 100,000 shares of our common stock. The foregoing option will vest if, and only if, our NDA for ferumoxytol is approved by the FDA on or prior to December 31, 2008.

(9)
On September 25, 2007, all of our then serving executive officers were granted options to purchase shares of our common stock at an exercise price of $54.97, which was the fair market value of a share of our common stock on the date of grant.

(10)
Mr. Arkowitz joined us in April 2007. Under the terms of his April 2007 employment agreement, Mr. Arkowitz was granted an option to purchase 50,000 shares of our common stock. Mr. Arkowitz was also granted 3,000 restricted stock units, whereby Mr. Arkowitz was granted the right to receive up to 3,000 shares of common stock. In addition, Mr. Arkowitz was granted an option to purchase 10,000 shares of our common stock at an exercise price of $65.22, which was the fair market value of a share of our common stock on the date of grant. The foregoing option will vest if, and only if, our NDA for ferumoxytol is approved by the FDA on or prior to December 31, 2008.

(11)
Mr. Healey joined us in December 2006. Under the terms of his December 2006 employment agreement, Mr. Healey was granted an option to purchase 50,000 shares of our common stock. In addition, Mr. Healey was granted 3,000 restricted stock units, whereby Mr. Healey was granted the right to receive up to 3,000 shares of common stock.

(12)
Under the terms of Dr. Brenner's September 2006 employment agreement, Dr. Brenner was granted an option to purchase 48,000 shares of our common stock.

(13)
Dr. Lewis became an executive officer in July 2007.

Option Exercises and Stock Vested for the Year Ended December 31, 2007

        The following table sets forth option exercises and stock vested for each of our named executive officers for the year ended December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jerome Goldstein	25,000	392,000	—	—
Brian J.G. Pereira, M.D.	132,967	6,510,023	5,000	313,900
Michael N. Avallone	4,250	206,550	—	—
David A. Arkowitz	—	—	—	—
Timothy G. Healey	—	—	750	42,223
Louis Brenner, M.D.	12,000	347,145	—	—
Jerome Lewis, Ph.D	29,125	1,419,437	1,000	62,850

(1)
Value is calculated by multiplying the number of shares times the difference between the closing price of a share of our common stock on the date of exercise and the exercise price.

(2)
Value is calculated by multiplying the number of shares times the closing price of a share of our common stock on the vesting date.

Change of Control and Severance Compensation

        Our change of control and severance compensation arrangements are designed to meet the following objectives:

Change of control

        Our philosophy is that appropriate provision should be made for our executive officers both upon the occurrence of a change of control and in the event their employment is terminated within one year following a change of control. We believe that providing a component of severance compensation if an executive officer is terminated as a result of a change of control promotes the ability of our executives to act in the best interests of our stockholders even where a transformative transaction may result in termination of the executive's employment. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

Termination Without Cause

        Our philosophy is that appropriate provision should be made for our executive officers in the event of a termination of their employment with us without cause or if they resign for good reason. We believe that providing such severance compensation encourages our executives to exercise independent business judgment in what they believe to be in the best interests of the Company and those of our stockholders without concern of being terminated without appropriate compensation. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

        We have entered into employment agreements with each of our named executive officers, including our Chief Executive Officer, which provide for the severance and change of control compensation arrangements described below.

Brian J.G. Pereira, M.D.

        On July 31, 2007, we entered into an amended and restated employment agreement with Dr. Pereira, which replaced his November 22, 2005 employment agreement. Under the terms of the July 2007 agreement, we agreed to pay Dr. Pereira an annual base salary of $431,000, subject to annual adjustment at the discretion of the Board or the Compensation Committee. On February 26, 2008, our Board approved, based on the recommendation of the Compensation Committee, an increase in Dr. Pereira's salary to $505,600, effective March 1, 2008. In addition, the July 2007 agreement provides that in the event that we terminate the employment of Dr. Pereira, other than for death, disability or cause, or Dr. Pereira resigns for good reason, and he (i) has complied with all his obligations under all agreements with us, and (ii) signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to Dr. Pereira in an amount equal to 24 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. This provision does not apply during the one-year period following a change of control.

        The July 2007 employment agreement also provides that upon a change of control of the Company, 50% of the unvested options to purchase common stock, restricted stock units and other equity incentives granted to Dr. Pereira after the date of his July 2007 agreement will become immediately vested, unless otherwise agreed to by the Company and Dr. Pereira. Further, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of Dr. Pereira other than for death, disability or cause, or Dr. Pereira resigns for good reason, and he (i) has complied with all his obligations under all agreements with us, and (ii) signs a general release of claims in a form acceptable to us, then we are obligated to provide Dr. Pereira with the following benefits post-termination:

  •
  24 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule;

  •
  two times the average bonus paid to Dr. Pereira over the preceding three years; provided that in no event will a year prior to the year ended December 31, 2007 be used in the calculation;

  •
  continuation of health and dental benefits until the earlier of (a) 24 months post termination and (b) health and dental coverage being provided to Dr. Pereira under another employer's health and dental plan; and

  •
  the full acceleration of vesting of any then unvested outstanding stock options and restricted stock units that were granted before such change of control.

        The July 2007 amended and restated employment agreement did not change the existing acceleration provisions related to options granted to Dr. Pereira prior to July 2007, which options will continue to vest in full immediately upon a change of control.

Other Named Executive Officers

        On July 31, 2007, we entered into an amended and restated employment agreement with each of our then serving other named executive officers, including David A. Arkowitz, Louis Brenner, Timothy G. Healey, and Jerome Lewis, which replaced their existing employment agreements. Each of the July 2007 agreements provides for the executive to receive a base salary, subject to adjustment at the discretion of the Board or the Compensation Committee. In addition, the employment agreements for Mr. Arkowitz and Mr. Healey include an annual bonus opportunity of up to 40% of their respective base salary based on the achievement of certain performance goals determined by the Board or Compensation Committee in consultation with our Chief Executive Officer. Target bonuses for Drs. Brenner and Lewis, which have been set at 40% and 35% of their respective base salary, were determined independently of the terms of each of their employment agreements.

        Each of the July 2007 employment agreements also provides that in the event that we terminate the executive officer's employment, other than for death, disability or cause, or he resigns for good reason, and he (i) has complied with all his obligations under all agreements with us, and (ii) signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to the executive officer in an amount equal to 12 months of his base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. This provision does not apply during the one-year period following a change of control.

        Further, each of the July 2007 agreements provides that upon a change of control of the Company, 50% of the unvested options to purchase common stock, restricted stock units and other equity incentives granted to the executive officer will become immediately vested. In addition, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of the executive officer other than for death, disability or cause, or he resigns for good reason, and he (i) has complied with all his obligations under all agreements with us, and (ii) signs a general release of claims in a form acceptable to us, then we are obligated to provide the executive officer with the following benefits post-termination:

  •
  12 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule;

  •
  One times the average bonus paid to the executive officer over the preceding three years; provided that in no event will a year prior to the year ended December 31, 2007 be used in the calculation;

  •
  continuation of health and dental benefits until the earlier of (a) 24 months post termination and (b) health and dental coverage being provided to the executive officer under another employer's health and dental plan; and

  •
  the full acceleration of vesting of any then unvested outstanding stock options and restricted stock units that were granted before such change of control.

        As described elsewhere in this Proxy Statement, Jerome Goldstein retired as an officer and director of the Company on May 1, 2007. In connection with his retirement, Mr. Goldstein entered into a separation agreement with us whereby he received $85,000 in cash plus accrued salary through May 1, 2007. In addition, effective May 1, 2007, Mr. Goldstein's November 7, 2006 option to purchase 50,000 shares was accelerated to become vested and immediately exercisable with respect to 25,000 shares, and the remainder of such option was terminated. The option agreement with respect to the November 7, 2006 grant was amended to make the vested portion of that option grant exercisable until December 31, 2007.

        Michael N. Avallone resigned as our Chief Financial Officer and Vice President of Finance effective March 21, 2007. He did not receive any severance compensation in connection with his resignation.

Potential Payments Upon Termination or Change of Control

        The table below sets forth the estimated amount of payments and other benefits each continuing named executive officer would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2007. The information is provided relative to the named executive officer's termination or change of control arrangements as of December 31, 2007. The values relating to vesting of stock options and restricted stock unit awards are based upon a per share fair market value of our common stock of $60.13, the closing price reported on the NASDAQ Global Market on December 31, 2007, the last trading day of the year ended December 31, 2007. Actual payments made at any future date will vary based on various factors including, salary and bonus levels, the vesting schedules of the various stock-based awards, and the price of our common stock at the time of termination or change of control. For purposes of the payments associated with a change of control set forth in following table, we have assumed that the respective named executive officer was terminated on December 31, 2007.

Name	Termination Event	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)(1)		Vesting of Restricted Stock Units ($)(1)		Health and Dental Benefits ($)(2)
Brian J.G. Pereira, M.D.	Termination without cause or resignation for good reason other than in the context of a change of control	862,000	(3)	4,601,235	(4)	901,950	(5)	—
	Change of control	1,336,101	(3)	4,833,435	(4)	901,950	(5)	41,290
David A. Arkowitz	Termination without cause or resignation for good reason other than in the context of a change of control	300,000	(6)	—		—		—
	Change of control	406,560	(6)	46,440	(7)	180,390	(7)	43,387
Louis Brenner, M.D.	Termination without cause or resignation for good reason other than in the context of a change of control	250,000	(6)	—		—		—
	Change of control	357,000	(6)	987,120	(7)	—		43,387
Timothy G. Healey	Termination without cause or resignation for good reason other than in the context of a change of control	265,000	(6)	—		—		—
	Change of control	378,071	(6)	131,505	(7)	135,293	(7)	43,387
Jerome Lewis, Ph.D.	Termination without cause or resignation for good reason other than in the context of a change of control	225,000	(6)	—		—		—
	Change of control	319,500	(6)	508,383	(7)	180,390	(7)	43,387

(1)
All unvested stock-based awards are assumed to have accelerated as of December 31, 2007, the last trading day of the year ended December 31, 2007. The amount shown in this column represents the difference between the exercise price and the fair market value of the accelerated options assuming a $60.13 fair market value of our stock on December 31, 2007.

(2)
Under the terms of the amended and restated employment agreements entered into on July 31, 2007 with all of our named executive officers listed in the table above and in effect at December 31, 2007, if, within one year from the date a change of control of company occurs, we or our successor terminates the employment of the executive officer other than for death, disability or cause, or he resigns for good reason, he is entitled to continued health and dental coverage for the earlier of twenty-four months from the date of termination or the date he is provided with health and dental coverage by another employer's health and dental plan. For purposes of this table we have assumed twenty-four months coverage of our current health and dental benefits.

(3)
Under the terms of Dr. Pereira's July 31, 2007 employment agreement in effect at December 31, 2007, Dr. Pereira is entitled to twenty-four months of severance pay if he is terminated without cause or resigns for good reason. In addition, if Dr. Pereira is terminated without cause or resigns for good reason within a year following a change of control, he will also receive two times the average annual bonus paid to him over the preceding three years, provided that in no event will a year prior to the year ended December 31, 2007 be used in this calculation.

(4)
For any options granted to Dr. Pereira prior to his July 31, 2007 employment agreement, any of such options which are then unvested will become immediately exercisable in full if he is terminated without cause or he resigns for good reason. Under Dr. Pereira's July 31, 2007 employment agreement, no options awarded after that date will vest if he is terminated without cause or resigns for good reason other than in connection with a change of control. However, 50% of any options issued after July 31, 2007, other than any option with performance-based vesting, will become immediately exercisable upon a change of control and the remaining unvested options, including those with performance-based vesting, will become immediately exercisable if Dr. Pereira is terminated without cause or resigns for good reason within a year following a change of control. The amount reported above does not include any options received by Dr. Pereira in his capacity as an independent director on our Board or as a consultant to us, the vesting of which does not accelerate upon termination or a change of control.

(5)
Under the terms of Dr. Pereira's February 6, 2007 restricted stock unit agreement, any unvested shares of common stock issuable under that agreement will become immediately vested in full upon a change of control or if he is terminated without cause or he resigns for good reason.

(6)
Under the terms of the employment agreements entered into on July 31, 2007 with all of our named executive officers listed in the table above, with the exception of Dr. Pereira, and in effect at December 31, 2007, our named executive officers are entitled to twelve months of severance pay based on their then current salary if they are terminated without cause or resign for good reason. In addition, if our named executive officers are terminated without cause or resign for good reason within a year following a change of control, they will also receive one times the sum of their then existing annual salary rate and the average annual bonus paid to them over the preceding three years, provided that in no event will a year prior to the year ended December 31, 2007 be used in this calculation.

(7)
Under the terms of the employment agreements entered into on July 31, 2007 with all of our named executive officers listed in the table above, with the exception of Dr. Pereira, and in effect at December 31, 2007, 50% of any unvested options to purchase common stock, restricted stock units and other equity incentives then held by them will become immediately vested upon a change of control and the remaining unvested amount will become immediately exercisable if the executive officer is terminated without cause or resigns for good reason within a year following a change of control.

Equity Compensation Plan Information

        As of December 31, 2007, we maintained three equity compensation plans, all of which were approved by our stockholders, under which our equity securities are authorized for issuance to our employees and directors: our 2006 Employee Stock Purchase Plan, our 2007 Plan, and our 2000 Plan. As of December 31, 2007, an aggregate of 1,362,726 shares were subject to outstanding stock awards granted under our equity incentive plans, of which 1,327,226 were subject to outstanding, unexercised stock options, and 35,500 of which were subject to unvested restricted stock unit awards. As of December 31, 2007, 1,946,733 shares of common stock remained available for future grants under our

2007 Plan and no shares of common stock remained available for future grants under our 2000 Plan. The weighted average exercise price of options outstanding under our equity incentive plans as of December 31, 2007 was approximately $38.27 per share, and the weighted average remaining term of such options was approximately 8.6 years. As of December 31, 2007, no shares of common stock were subject to issuance upon the conversion of any convertible securities or upon the exercise of outstanding warrants or other purchase rights, other than the 96,942 shares available for issuance under our 2006 Employee Stock Purchase Plan. A total of 16,945,662 shares of our common stock were outstanding as of December 31, 2007. The following table presents information about these plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights	Weighted average exercise price of outstanding options, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,362,726	$38.27	2,077,971	(2)(3)
Equity compensation plans not approved by security holders	—	—	—

Total	1,362,726	$38.27	2,077,971

(1)
Excludes 35,500 shares of common stock issuable in connection with restricted stock units granted to employees, for which there is no exercise price.

(2)
Available for grant under our 2007 Plan and our 2006 Employee Stock Purchase Plan.

(3)
Excluding number of securities listed in the first column to be issued upon exercise of outstanding options and rights.

401(k) Plan

        We provide a 401(k) Plan to our employees by which they may defer compensation for income tax purposes under Section 401(k) of the Internal Revenue Code. Effective January 1, 2007, the Company provides a matching contribution equal to 3% of each employee's, including each executive officer's, base salary and bonus payments for each plan year. All contributions to the 401(k) plan by or on behalf of employees are subject to the aggregate annual limits prescribed by the Internal Revenue Code.

By Order of the Board of Directors,

Joseph L. Farmer Secretary

        The Board welcomes stockholders who wish to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

ANNUAL MEETING OF STOCKHOLDERS OF
AMAG PHARMACEUTICALS, INC.

May 6, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors: To elect seven members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.			2.	Proposal to approve an amendment to our Certificate of Incorporation, as amended, increasing the number of shares of our common stock authorized thereunder from 25,000,000 to 58,750,000.	☐	☐	☐
		NOMINEES:				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	☐	JOSEPH V. BONVENTRE			☐	☐	☐
		☐	MICHAEL D. LOBERG	3.	Proposal to ratify the appointment of
☐	WITHHOLD AUTHORITY	☐	MICHAEL NARACHI		PricewaterhouseCoopers LLP as our independent
	FOR ALL NOMINEES	☐	BRIAN J.G. PEREIRA		auditor for the year ending December 31, 2008.
		☐	DAVEY S. SCOON
☐	FOR ALL EXCEPT	☐	MARK SKALETSKY	4.	To transact such other business as may properly come
	(See instructions below)	☐	RON ZWANZIGER		before the Annual Meeting.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ☒	Mark box at right if you plan to attend the Annual Meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

AMAG PHARMACEUTICALS, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2008
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Brian J.G. Pereira, M.D. and Mark Skaletsky, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of AMAG Pharmaceuticals, Inc., or the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company, 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140, on Tuesday, May 6, 2008 at 10:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ELECTION OF DIRECTORS, FOR THE PROPOSED AMENDMENT OF OUR CERTIFICATE OF INCORPORATION, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS' MEETING TO BE HELD ON MAY 6, 2008.

This Proxy Statement, the Proxy Card, and the Company's 2007 Annual Report are all available free of charge at www.amagpharma.com.(Continued and to be signed on the reverse side)

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2: AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
EXECUTIVE OFFICERS AND COMPENSATION